                                                                   Exhibit 10.39


                                 CONFORMED COPY

                             DATED 24th October 2002
                        ---------------------------------




                     H N GOFF, G P HARVEY AND H L WILLIAMS       (1)

                                       and

                              DDI EUROPE LIMITED                 (2)



                         ------------------------------

                           SHARE PURCHASE AGREEMENT
                        relating to the majority of the
                             issued share capital of
                             Lunar Solutions Limited

                         ------------------------------

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                                    CONTENTS
                                    --------

Clause                               Heading                               Page

1      Interpretation ........................................................1
2      Sale and Purchase .....................................................2
3      Consideration .........................................................2
4      Completion ............................................................3
5      Warranties ............................................................3
6      Indemnities ...........................................................4
7      Restrictions on the Sellers ...........................................5
8      Provision Relating to Restrictions ....................................6
9      Effect of Completion ..................................................6
10     Remedies and Waivers ..................................................6
11     Assignment ............................................................7
12     Further Assurance .....................................................7
13     Entire Agreement ......................................................8
14     Notices ...............................................................8
15     Announcements .........................................................9
16     Confidentiality ......................................................10
17     Costs and Expenses and Interest ......................................11
18     Counterparts .........................................................11
19     Invalidity ...........................................................11
20     Governing Law ........................................................12
21     Jurisdiction .........................................................12
Schedule 1 ..................................................................13
Schedule 2 ..................................................................14
Schedule 3 ..................................................................23
Schedule 4 ..................................................................25
Schedule 5 ..................................................................47
Schedule 6 ..................................................................52
Schedule 7 ..................................................................54
Schedule 8 ..................................................................55
Schedule 9 ..................................................................56
Schedule 10 .................................................................59

Agreed form documents

Minority Share Purchase Agreement
Tax Deed
Disclosure Letter
Director's Resignations
Auditors' Resignations
Sellers' Service Agreements
Wives' Resignations

Attachments

Accounts
Management Accounts

BETWEEN:

1. HOWARD NIGEL GOFF, GEOFFREY PETER HARVEY AND HEATHER LOUISE WILLIAMS whose addresses and shareholdings are stated in Schedule 1 (together the "Sellers"); and

2. DDi EUROPE LIMITED whose registered office is at Alexandra Way, Ashchurch Business Centre, Tewkesbury, Gloucestershire, GL20 8NB (registered in England and Wales No. 3731403) (the "Purchaser").

WHEREAS:

The Sellers (as defined in this Agreement) have agreed to sell and the Purchaser has agreed to purchase and pay for the Shares (as defined in this Agreement) on the terms and subject to the conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1    Interpretation
     --------------

1.1  Certain words and expressions used in this Agreement are defined in
     Schedule 2.

1.2 The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

1.3 All agreements, obligations and liabilities (whether under warranties, representation, indemnities or otherwise) in this Agreement on the part of the Sellers are, unless expressly stated to the contrary, joint and several and shall be construed accordingly and reference to the Sellers shall include each of them severally.

1.4  In this agreement, unless otherwise specified:

     (a) references to clauses, Schedules and Attachments are to clauses of, and Schedules and Attachments to, this Agreement;

     (b) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted provided that the liability of the Sellers shall not be extended by such statute or statutory provision beyond that which exists at the date hereof;

     (c) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

     (d) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

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     (e)  references to a "party" or to "parties" shall be construed a reference to a party or to the parties to this Agreement;

     (f) the expressions "holding company", "subsidiary" and "wholly-owned subsidiary" shall have the meaning given in the Companies Act;

     (g) a person shall be deemed to be connected with another if that person is connected with that other within the meaning of section 839 ICTA 1988;

     (h) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     (i) headings are for convenience only and do not affect the interpretation of this Agreement; and

     (j) any statement made in Schedule 4 which is qualified as being made "so far as the Sellers are aware" or any similar expression has been so qualified after due diligent and careful enquiries by the Sellers of each of them, Christopher Nuttall, Steve Strevens, Justin Olegnik and Jamie Fuller and the accountants, solicitors, tax advisers and insurance brokers who act for each of the Company and the Subsidiary).

2    Sale and Purchase
     -----------------

2.1 On the terms and subject to the conditions set out in this Agreement, the Sellers shall sell the Shares and the Purchaser shall purchase the Shares as at and with effect from Completion together with all rights attached or accruing to them at Completion.

2.2 The Shares shall be sold with full title guarantee and free from all Security Interests.

2.3 The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by any member of the Group on or after the Completion Date.

2.4 The Sellers hereby waive all rights of pre-emption over any shares in the Company conferred upon them by the articles of association of the Company or in any other way.

3    Consideration
     -------------

3.1  The consideration for the sale of the Shares shall be:

     (a) the payment on Completion by the Purchaser in cash of the Completion Payment;

     (b) the payment to the Sellers of so much of the Retention Sum as shall be payable to the Sellers pursuant to Schedule 9; and

     (c) the payment to the Sellers of so much of the Deferred Consideration as shall be

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          payable to the Sellers pursuant to Schedule 10.

4    Completion
     ----------

4.1 Completion of the sale and purchase of the Shares shall take place on the Completion Date at the offices of the Purchaser's Solicitors.

4.2 At Completion each of the Sellers and the Purchaser shall do those things listed in respect of them in Schedule 3.

4.3 The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

4.4 The Completion Payment shall be satisfied by or on behalf of the Purchaser at Completion as referred to in paragraph 2.2 of Schedule 3.

4.5 Receipt by the Sellers' Solicitors of the Completion Payment in accordance with clause 4.4 shall constitute a good discharge to the Purchaser in respect of the payment of the Completion Payment.

5    Warranties
     ----------

5.1 Subject as provided in this Agreement, the Sellers jointly and severally warrant to the Purchaser as at the date of this Agreement in the terms set out in Schedule 4. All references in Schedule 4 to the Company shall unless the context otherwise requires be construed as references to each and every member of the Group.

5.2 The liability of the Sellers under or in relation to the Warranties and (where specified) the Tax Deed shall be limited as set out in Schedule 5. However, in the event of fraud or dishonesty on the part of any of the Sellers then the provisions of paragraphs 1 and 2 of Schedule 5 shall not apply in relation to any claim arising out of the subject matter of such fraud or dishonesty.

5.3 The Sellers accept that the Purchaser is entering into this Agreement in reliance upon the Warranties.

5.4 The Sellers undertake (if any claim is made against them in connection with the Warranties or the sale of the Shares to the Purchaser) not to make any claim against any member of the Group or any director or employee of any member of the Group on whom they may have relied before agreeing to any terms of this Agreement or of the Tax Deed or authorising any statement in the Disclosure Letter.

5.5 Each of the Warranties shall be construed as a separate and independent warranty and shall not be limited or restricted by reference to any other Warranty.

5.6 If in respect of or in connection with any breach of any of the Warranties or Indemnities any amount payable to the Purchaser by the Sellers is subject to Taxation, such additional amounts shall be paid to the Purchaser by the Sellers so as to ensure that the net amount received by the Purchaser is equal to the full amount payable to the Purchaser under this Agreement provided that the provisions of paragraph 1.1 of

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     schedule 5 shall apply to claims made pursuant to this clause 5.6.

6    Indemnities
     -----------

     The Sellers agree to indemnify the Purchaser (for itself, and, for its successors in title) against all or any of the matters set out in this clause 6 ("the Indemnities").

6.1 Notwithstanding the provisions of Schedule 5, which provisions shall not apply to the indemnities contained in this clause 6.1 save as set out in clause 6.2, the Sellers jointly and severally covenant with the Purchaser that they will pay to the Purchaser:

     (a) an amount equal to all liabilities (including for the avoidance of doubt all claims, demands, expenses and third party costs which are or become the liabilities) of any of the Company and/or the Subsidiary after Completion and which directly arise as a result of products and/or components which:

          (i) the Group has before Completion committed to purchase from its suppliers, whether such items have been supplied to the Group, are yet to be supplied to the Group, are in transit, or are stored by or on behalf of the Group; or

          (ii) the Group has before Completion committed to supply to customers, whether such items have been supplied to the customer, are yet to be supplied to the customer, are in transit, or are stored by or on behalf of the customer;

     (b) an amount equal to all liabilities, not compensated for by a relevant average rate option contract, (including for the avoidance of doubt all claims, demands, expenses, professional fees and other costs which are or become liabilities) of any of the Company and/or the Subsidiary and/or the Purchaser after Completion and which relate to the impact of movements in currency exchange rates (other than movements in the US dollar to pounds sterling exchange rate) on the profitability of the supply and/or the purchase by the Company and/or the Subsidiary of products and components which the Group has before Completion committed to supply and/or purchase;

     (c) an amount equal to all liabilities to Thales Microelectronics SA or to companies connected to it ("Thales") arising from the supply by the Group of printed circuit boards manufactured by Printed Wire Corporation of Taiwan and sold by Thales to Wavecom SA, liabilities for the purpose of this indemnity shall for the avoidance of doubt include:

          (i)  all claims, demands, expenses, professional fees and other costs;

          (ii) increases in the insurance premiums payable in relation to the Acquired Businesses.

6.2 The provisions of paragraphs 2.1(b), 4.1, 4.3 and 3.1(f) of schedule 5 and clauses 6.3 to 6.8 shall apply to claims made by the Purchaser pursuant to this clause 6.

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6.3  Save where the Purchaser reasonably believes that to do so would be likely to have a material adverse effect on the goodwill of any member of the Purchaser's Group, if requested in writing by the Sellers, and subject to the Purchaser being indemnified to its reasonable satisfaction by the Sellers against all associated costs and expenses, the Purchaser shall take all such action as the Seller may reasonably request to avoid dispute, resist, appeal or compromise any third party claim against the Company in relation to the subject matter of this clause 6.

6.4 Where the Company or the Purchaser or any member of the Purchaser's Group has or may have a claim against any third party, including insurers, in relation to any matter which is likely to give rise to a claim under this clause 6, the Purchaser shall (or shall procure that the Company or any member of the Purchaser's Group shall) use all reasonable endeavours to maximise the amounts recovered from such third party.

6.5 The Purchaser shall and shall procure that the Purchaser's Group shall use all reasonable endeavours, taking into account the interests of the Purchaser's Group as a whole, to minimise the amount of any payment which could result in a claim under the Indemnities.

6.6 The Purchaser shall procure that the Sellers are kept fully informed of, and are consulted in relation to, the progress of any relevant claims referred to in this clause 6.

6.7 The liability of the Sellers in relation to any claims pursuant to this clause 6 shall be limited to the recovery of amounts paid to the Sellers out of the Retention Sum and the recovery of any amounts paid as Deferred Consideration or by set off against the Retention Sum or the Deferred Consideration and not further or otherwise.

6.8 The Sellers shall have no liability pursuant to this clause 6, the Warranties or the Tax Deed to the extent that such liability is satisfied by permanent retention by the Purchaser of an amount of the Retention Sum or to the extent that such liability is taken into account in the calculation of the Deferred Consideration.

7    Restrictions on the Sellers
     ---------------------------

7.1 In order to protect the value of the Shares and the Acquired Businesses the Sellers severally undertake that they will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

     (a) for a period of three years after the Completion Date, or for a period of twelve months from the termination of his/her employment with the appropriate member of the Purchaser's Group, whichever is the earlier, either alone or jointly with or as adviser to or agent of any person directly or indirectly carry on or be engaged or economically interested in the United Kingdom in any business which competes (directly or indirectly) with any of the Acquired Businesses provided that the restriction in this clause 7.1(a) shall not operate to prohibit the Sellers from continuing as employees of the Acquired Businesses;

     (b) within two years from the Completion Date, entice away from the employment of any member of the Purchaser's Group any Key Employee or employ or

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           otherwise engage any person who was at the Completion Date, or during the preceding twelve months, employed or engaged by the Group as a Key Employee;

      (c) disclose to any other person or (in any way which may be detrimental to the Acquired Businesses) use any information which is Confidential Business Information;

      (d) for a period of two years after the Completion Date, solicit the custom, in relation to goods or services sold to any person (which, for the avoidance of doubt, shall be construed so as to include any individual, firm, company, joint venture, association or partnership (whether or not having separate legal personality)) by any member of the Group in the course of its business during the two years before the Completion Date, of that person in respect of similar goods or services; or

      (e) assist any person with the intention of doing any of the foregoing things.

8     Provision Relating to Restrictions
      ----------------------------------

8.1 Each undertaking contained in clause 7 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Sellers.

9     Effect of Completion
      --------------------

9.1 Save as otherwise provided herein, any provision of this Agreement or of any other document referred to herein which is capable of being performed after but which has not been performed at or before Completion and all Warranties and Indemnities contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

10    Remedies and Waivers
      --------------------

10.1 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

10.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated herein.

10.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law unless otherwise stated herein.

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11    Assignment
      ----------

11.1 The benefits of this Agreement and the Tax Deed shall not be assignable except that the Purchaser may assign all or any part of the benefit of, or its rights or benefits under, this Agreement and the Tax Deed and any of the Share Purchase Documents referred to in clause 13 together with any causes of action arising in connection with them to its successors in title or a member of the Purchaser's Group or as security to any person lending money to a member of the Purchaser's Group (a "Permitted Assignee"), Provided that if the Permitted Assignee is a member of the Purchaser's Group and is proposing to leave the Purchaser's Group, then the Purchaser shall procure that the Permitted Assignee re-assigns the aforementioned benefits to a continuing member of the Purchaser's Group prior to its departure from the Purchaser's Group.

11.2 The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person (including any employee, officer, agent, representative or sub-contractor of a party) other than a party to this Agreement shall have the right (whether under that act or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Sellers and the Buyer, which agreement must refer to this clause 11.2.

11.3 If a Permitted Assignee makes a claim against the Sellers under any provision of this Agreement then the liability of the Sellers to the Permitted Assignee shall not exceed the amount (if any) for which they would have been liable to the Purchaser.

12    Further Assurance
      -----------------

12.1 Without prejudice to any restriction or limitation on the extent of the Sellers' obligations under this Agreement the Sellers shall from time to time do or so far as they are able procure the doing of all such acts and/or execute or so far as they are able procure the execution of all such documents in a form reasonably satisfactory to the Purchaser as the Purchaser may reasonably consider necessary to transfer the Shares to the Purchaser or otherwise to give the Purchaser the full benefit of this Agreement.

12.2 Each Seller declares that for so long as he or she remains the registered holder of any of the Shares after Completion he or she shall:

      (a) hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser and any successors in title to the Purchaser; and

      (b) deal with and dispose of the Shares and all such dividends, distributions and related rights as the Purchaser or any such successor may direct.

12.3 Each Seller appoints the Purchaser as his or her lawful attorney for the purpose of signing any written resolution (or receiving notices of attending and voting at all meetings) of the members of the Company from Completion to the day on which the Purchaser or its nominee is entered in the register of members of the Company as the

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      holder of the Shares and for that purpose each Seller authorises:

      (a) the Company to send any written resolutions, notices or other communications in respect of his or her holding of Shares to the Purchaser; and

      (b) the Purchaser to complete in such manner as it thinks fit and to return written resolutions, proxy cards, consents to short notice and any other document required to be signed by him or her in his or her capacity as a member.

13    Entire Agreement
      ----------------

13.1 For the purposes of this clause, "Pre-contractual Statement" means a draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and any other document to be entered into pursuant to this Agreement (the "Share Purchase Documents") or any of them made or given by a party to any of the Share Purchase Documents or any other person at any time prior to the date of this Agreement.

13.2 The Share Purchase Documents constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

13.3 The Share Purchase Documents supersede and extinguish any Pre-contractual Statement.

13.4 Each party acknowledges that in entering into the Share Purchase Documents it or he/she is not relying upon any Pre-contractual Statement which is not expressly set out in them.

13.5 Neither of the parties shall have any rights of action (except in the case of fraud) against the other arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is repeated in the Share Purchase Documents.

13.6 This Agreement may only be varied by a document signed by each of the parties and expressed to be a variation to this Agreement.

14    Notices
      -------

14.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

14.2 Any such notice or other communication shall be addressed as provided in clause 14.3 and, if so addressed, shall be deemed to have been duly given or made as follows:

      (a) if sent by personal delivery, upon delivery at the address of the relevant party;

      (b) if sent by first class post, two Business Days after the date of posting;

      (c)   if sent by facsimile, when received;

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      PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business
      Day.

14.3 The relevant addressee, address and facsimile number (where appropriate) of each party for the purposes of this Agreement, subject to clause 14.4, are:

      Name of party   Address             Facsimile No.    For the attention of
      -------------   -------             -------------

      The Purchaser   Alexandra Way,      01684 278 998    Paul Fowler
                      Ashchurch Business
                      Centre,
                      Tewkesbury,
                      Gloucestershire,
                      GL20 8NB


      The Sellers     As set out in
                      Schedule 1


14.4 A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of clause 14.3 PROVIDED THAT such notification shall only be effective on:

      (a) the date specified in the notification as the date on which the change is to take place; or

      (b) if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

14.5 For the avoidance of doubt, the parties agree that the provisions of this clause shall not apply in relation to the service of any writ, summons, order, judgement or other document relating to or in connection with any Proceedings.

15    Announcements
      -------------

15.1 Subject to clause 15.2, no announcement concerning the sale or purchase of the Shares or any ancillary matter shall be made by the Purchaser or the Sellers without the prior written approval of the other, such approval not to be unreasonably withheld or delayed.

15.2 Any party may make an announcement concerning the sale or purchase of the Shares or any ancillary matter if required by:

      (a)   the law of any relevant jurisdiction; or

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      (b)   any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, whether or not the requirement has the force of law,

      in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the Purchaser (in the case of the Sellers) or the Sellers' Representative (in the case of the Purchaser) before making such announcement.

15.3 The restrictions contained in this Clause shall continue to apply after the termination of this Agreement without limit in time.

16    Confidentiality
      ---------------

16.1 Subject to clause 16.2 and clause 15, each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

      (a) the provisions or the subject matter of this Agreement or any document referred to herein;

      (b) the negotiations relating to this Agreement or any document referred to herein;

      (c) in the case of the Sellers only, the Purchaser's Group and the business carried on by each member of such group.

16.2 Any party may disclose information which would otherwise be confidential if and to the extent:

      (a) required by the law of any relevant jurisdiction or for the purpose of any judicial proceedings;

      (b) required by any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) any Revenue Authority, whether or not the requirement for information has the force of law;

      (c) that the information is disclosed on a strictly confidential basis to the professional advisers, auditors and bankers of that party;

      (d) that the information has come into the public domain through no fault of that party;

      (e) that the Purchaser (in the case of the Sellers) or the Sellers Representative (in the case of the Purchaser) has given prior written approval to the disclosure;

      (f) that the information was in the possession of the Purchaser's Group prior to the time that it was acquired by a member of the Purchaser's Group from any of the Sellers;

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

      (g) it does so to a member of the Purchaser's Group (in the case of the Purchaser) which accepts restrictions in the terms of this clause; or

      (h) that it is required to enable that party to enforce its rights under this Agreement,

      PROVIDED THAT any such information disclosed pursuant to clauses 16.2(a) or 16.2(b) shall be disclosed only after notice to the other party unless it is information supplied to a Revenue Authority in confidence and in compliance with clause 16.

16.3 The restrictions contained in this clause shall continue to apply after the termination of the sale and purchase of the Shares under this Agreement without limit in time.

17    Costs and Expenses and Interest
      -------------------------------

17.1 Save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it and the Sellers agree that no cost or expense of whatever nature relating to the sale and purchase of the Shares or the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it has been or is to be borne by any member of the Group.

17.2 If any party defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of the court or otherwise) its liability shall be increased to include interest on such sum from the date when such payment is due up to and including the date of actual payment (after as well as before judgment) at a rate per annum of 3% above the base rate from time to time of the Bank of Scotland plc.

18    Counterparts
      ------------

18.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

18.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

19    Invalidity
      ----------

19.1 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

      (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

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20    Governing Law
      -------------

      This Agreement shall be governed by and construed in accordance with English law.

21    Jurisdiction
      ------------

21.1 Each of the parties to this Agreement irrevocably agrees for the exclusive benefit of the other parties that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts. Nothing contained in this clause shall limit the right of any party to take Proceedings against others in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

21.2 Each party irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in sub-clause 21.1 and any claim of forum non conveniens and further irrevocably agrees that a judgement in any Proceedings brought in any court referred to in this clause shall (provided that there is no appeal pending or open) be conclusive and binding upon such party and may be enforced in the courts of any other jurisdiction.

IN WITNESS whereof the parties have executed this Agreement as a deed the day and year first before written.

                                   Schedule 1
                                   ----------
                                   The Sellers
                                   -----------

--------------------------------------------------------------------------------
(1)                                (2)                           (3)
Name                               Address                       Number of
                                                                 Shares held
--------------------------------------------------------------------------------
Howard Nigel Goff                  8 St. Michaels Close          20,000
                                   Brinkworth
                                   Chippenham
                                   Wilts
                                   SN15 5QG

--------------------------------------------------------------------------------
Geoffrey Peter Harvey              Paddock Gate                  20,000
                                   Tin Pit Marlborough
                                   Wilts
                                   SN8 1BD
--------------------------------------------------------------------------------
Heather Louise Williams            The Garden Apartment          20,000
                                   6 Henrietta Street
                                   Bath
                                   BA2 6LL
--------------------------------------------------------------------------------

                                                                 60,000

--------------------------------------------------------------------------------

                                   Schedule 2
                                   ----------
(Interpretation)

DEFINITIONS

In this Agreement and the Schedules to it:

"Accounts Date"                 means 31 March 2002;

"Accounts"                      means the statutory accounts of each of the
                                Company and the Subsidiary as at the Accounts
                                Date for the financial period ended on the Accounts Date, copies of which are Attachment I;

"Acquired Business"             means the business of each member of the Group
                                as carried on by that member in the 12 months immediately preceding the date of this Agreement and "Acquired Businesses" shall be construed accordingly;

"Adjustment Period"             means 1 January 2003 to 31 December 2003
                                inclusive when the EBITDA Date is 31 December
                                2003 and 1 January 2004 to 31 December 2004 inclusive when the EBITA Date is 31 December
                                2004;

"Adjustment Statement"          is defined in Schedule 9;

"Agreed Form"                   in relation to any document means such document
                                in the form initialled for the purposes of identification only by the Purchaser's
                                Solicitors and the Sellers' Solicitors;

"Assumed Liabilities"           (pound)1.0 million;

"Attachment"                    means a document referred to in this Agreement
                                as an attachment and being in the Agreed Form;

"Borrowings"                    means all outstanding, binding obligations and
                                liabilities in the nature of indebtedness
                                (whether actual or contingent) of the Company and the Subsidiary being:

                                (i) all monies borrowed from banks or other providers of finance and capitalised interest thereon and all sums due or payable to such persons but not paid as at the date of this Agreement;

                                (ii)  liabilities under any bond, note,
                                      debenture, loan stock or other like
                                      instrument or security;

                                (iii) liabilities in respect of acceptance or
                                      documentary credits or discounted
                                      instruments;

                                (iv) liabilities in respect of the acquisition cost of capital assets to the extent payable on deferred payment terms other than liabilities of the Subsidiary in the nature of normal trade credit obtained in the ordinary course of business;

                                (v)   liabilities under guarantees or
                                      indemnities in respect of liabilities of any of the Sellers (except guarantees or indemnities given by the Sellers to customers in the ordinary course of business relating to goods supplied or services rendered by the Subsidiary); and

                                (vi) liabilities under debt purchase, factoring or similar agreements and amounts payable under finance leases, hire purchase agreements or conditional sale agreements;

"Business Day"                  means a day (other than a Saturday or a Sunday)
                                on which banks are open for the transaction of normal banking business in London;

"Business Information"          means all information, know-how and records
                                (whether or not confidential and in whatever
                                form held) including (without limitation) all
                                formulas, designs, specifications, drawings,
                                data, manuals and instructions and all customer
                                lists, sales information, business plans and
                                forecasts, and all technical expertise and all
                                computer software and all accounting and tax
                                records, correspondence, orders and inquiries;
\
"CGTA 1979"                     means the Capital Gains Tax Act 1979;

"Companies Acts"                means the Companies Act 1985, the Companies
                                Consolidation (Consequential Provisions) Act
                                1985, the Companies Act 1989 and Part V of the
                                Criminal Justice Act 1993;

"Company"                       means Lunar Solutions Limited whose details are
                                set out in Schedule 6;

"Completion"                    means completion of the sale and purchase of the
                                Shares under this Agreement;

"Completion Date"               means the date of this Agreement;

"Completion Payment"            means (pound)1,401,000, being the Initial Cash
                                Payment less the Retention Sum;

"Computer Systems"              means any computer hardware, software,
                                networking equipment or other equipment used by any member of the Group which is reliant upon microchip technology for one or more of the following purposes:

                                (i)    accounting and management information;

                                (ii)   payroll;

                                (iii)  sales and marketing information;

                                (iv)   invoicing and credit control;

                                (v)    production or design processes;

                                (vi)   stock control;

                                (vii) communications with customers, suppliers and trading partners or internally within any member of the Group; or

                                (viii) any other purpose which is material to
                                       the management or operation of any member of the Group;

"Confidential Business          means Business Information which is
Information"                    confidential;

"Debt Adjustment"               is defined in Schedule 9;

"Debt Statement"                is defined in Schedule 9;

"Deferred Consideration"        means the consideration payable by the Purchaser
                                to the Sellers pursuant to Schedule 10;

"Disclosure Bundle"             means those documents referred to in the list in
                                the Agreed Form which are annexed to the

                                Disclosure Letter;

"Disclosure                     Letter" means the letter dated with the same
                                date as this Agreement written by the Sellers to the Purchaser for the purposes of paragraph 6 of
                                Schedule 5;

"EBITDA"                        is defined in Schedule 10;

"EBITDA Adjustment"             is defined in Schedule 10;

"EBITDA Date"                   means 31 December 2003 or 31 December 2004;

"Environment"                   means the environment as defined in section 1(2)
                                of the Environmental Protection Act 1990 and includes ambient air, land surface or subsurface strata, any surface water (whether inland or maritime) and any ground water;

"Environment Claim"             means any claim, notice of violation,
                                prosecution, demand, action, official warning, abatement or other order or notice (conditional or otherwise) relating to any Environmental
                                Matters or Environmental Liabilities and any other notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

"Environmental Law"             means any Official Requirement relating to the
                                protection of the Environment or the control or prevention or remedying of pollution;

"Environmental Liabilities"     means any liabilities, responsibilities, claims,
                                losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs), damages, expenses, charges, assessments, liens, penalties and fines which are incurred by, asserted against or imposed upon a person as a result of or in connection with any violation of or non-compliance with Environmental Law (including the failure to procure or violation of any Environmental Licence required by Environmental
                                Law);

"Environmental Licence"         means any permit, licence, authorisation,
                                consent or other approval obtained or which ought to have been obtained pursuant to any Environmental Law at any time by any member of the Group and/or in relation to the business carried on by any member of the Group;

"Environmental Matters"         includes any of the following (1) any
                                generation, deposit, disposal, keeping,
                                treatment, transportation, transmission, handling or manufacture of any waste or hazardous substance; (2) nuisance, noise, defective premises, health and safety at work or elsewhere; and (3) the pollution, conservation or protection of the Environment whether relating to man or any living organisms supported by the Environment or any other matter whatsoever affecting the Environment or any part of it;

"Event"                         has the meaning given in the Tax Deed;

"Final Debt Amount"             is defined in Schedule 9;

"Group" means the Company and the Subsidiary and where the context so requires, includes any one or more of such companies and a reference to `any' or `each' member of the Group, means any one of or each of, the Company and the Subsidiary;

"ICTA 1988"                     means the Income and Corporation Taxes Act 1988;

"Indebtedness"                  shall be construed to include any obligation
                                (whether incurred as principal or surety) for the payment or repayment of money (including, without limitation, contingent liabilities in accordance with generally accepted accounting principles in the United Kingdom);

"Indemnities"                   is defined in clause 6;

"Independent Auditors"          means a partner of at least 10 years' qualified
                                experience in a reputable firm appointed by the Sellers' Representative and the Purchaser by agreement, or failing agreement within 5
                                Business Days of a request to do so, appointed at the request of either the Sellers'
                                Representative or the Purchaser by the President for the time being of the Institute of Chartered
                                Accountants of England and Wales;



"Information Technology"        means computer software, hardware, networks and
                                other peripherals;

"Initial Cash Payment"          means(pound)1,868,000;

"Intellectual Property"         means all the Intellectual Property Rights owned
                                and/or used by any member of the Group prior to the date of this Agreement;

"Intellectual Property Rights"  means patents, registered designs, trade marks and service marks (whether registered or not), copyright, design rights, and all similar property rights, including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programs, confidential information, business or brand names, domain names, metatags, goodwill or the style of presentation of goods or services and in applications for protection thereof;

"Key Employee"                  means:

                                (i)  any Employee in a position carrying
                                     significant sales or managerial
                                     responsibilities or whose responsibilities are of a technical nature who, having regard to his/her experience, skills and knowledge of the Acquired Businesses, is not readily replaceable within a reasonable time without material expense (excluding payments made to that employee) on the part of any member of the Group; or

                                (ii) any Senior Employee;

"know-how"                      means all industrial and commercial information
                                and techniques, accounts, records and
                                information (wherever situate) pertaining to the activities of any member of the Group;

"Management Accounts"           means the monthly unaudited consolidated
                                financial statements of the Group for the months
                                April 2002 to September 2002 inclusive (each of which includes the unaudited profit and loss of the Group for the cumulative period starting on 1 April 2002 and ending on the last day of the relevant month) copies of which are Attachment
                                II;

"Official Requirement"          means any law, statute, ordinance, pact, decree,
                                treaty, code, rule, regulation, directive, order, notice or official published plan or policy with legal or actual force in any geographical area and/or in any class of persons;

"Permitted Assignee"            is defined in clause 11;

"Pre-contractual Statement"     is defined in clause 13;

"Proceedings"                   means any proceeding, suit or action arising out
                                of or in connection with this Agreement;

"Properties"                    means the properties details of
                                which are set out in Schedule 8 and "Property" means any of the properties;

"Purchaser"                     means the second named party to this Agreement;

"Purchaser's Auditors"          means PricewaterhouseCoopers;

"Purchaser's Group"             means the Purchaser, its subsidiaries (including
                                each member of the Group), any holding company of the Purchaser and all other subsidiaries of any such holding company from time to time;

"Purchaser's Solicitors"        means Wragge & Co of 55 Colmore Row, Birmingham,
                                B3 2AS;

"Relief"                        has the meaning given in the Tax Deed;

"Retention Sum"                 means the sum of (pound)467,000;

"Revenue Authority"             means the Inland Revenue and the Commissioners
                                of Customs and Excise and any similar body in any other jurisdiction;

"RTPA 1976"                     means the Restrictive Trade Practices Act 1976;

"Schemes"                       means the Executive Pension Plan (Policy
                                Reference No: HC1932) with Standard Life and the
                                Kamtronics Group Personal Plan (Policy Reference
                                No 67470) with Clerical Medical;

"Security Interest"             means a mortgage, lien, pledge, charge, option,
                                right to acquire, hypothecation or other security interest (or an agreement or commitment to create any of them), but excluding:

                                (a) any lien arising in the ordinary course of business to secure amounts which are not material;

                                (b)  any unpaid seller or supplier's lien
                                     arising in the ordinary course of the
                                     Group's trading business to secure amounts due in respect of goods or services sold or supplied; and

                                (c)  liens arising by operation or law,
                                     including a banker's lien.

"Sellers"                       means the first named parties to this Agreement
                                whose details are set out in Schedule 1;

"Sellers' Representative"       means Howard Goff whose details are set out in
                                Schedule 1;

"Sellers' Solicitors"           means Hammond Suddards Edge of Rutland House,
                                148 Edmund Street, Birmingham, B3 2JR;

"Sellers' Solicitors' Account"  means Hammond Suddards Edge Client Account at
                                Barclays Bank Plc, sort code 20-07-71, account number 00343676;

"Senior Employee"               means any one of the employees of the Group who
                                is entitled to emoluments at a rate (or, in the case of fluctuating amounts, has or would have been entitled to an average annual rate over the last three financial years) in excess of (pound)20,000 per annum and every director who is also an employee;

"Share Purchase Documents"      is defined in clause 13;

"Shares" means the 60,000 ordinary shares of (pound)1 each in the capital of the Company registered in the names of the Sellers;

"Subsidiary"                    means the subsidiary of the Company, namely
                                Kamtronics Limited, basic information concerning which is set out in Schedule 6;

"Tax Authority"                 means any taxing or other authority (whether
                                within or outside the United Kingdom) competent to impose any liability to Tax;

"Tax Deed"                      means the tax deed in the Agreed Form;

"Tax Legislation"               has the meaning given in the Tax Deed;

"Tax Warranties"                means the Warranties set out in Part B of
                                Schedule 4 and "Tax Warranty" shall be construed accordingly;

"Tax" or "Taxation"             has the meaning given in the Tax Deed;

"TCGA 1992"                     means the Taxation of Chargeable Gains Act 1992;

"VATA 1994"                     means the Value Added Tax Act 1994;

"Warranties"                    means the warranties set out in Schedule 4 and
                                "Warranty" shall be construed accordingly;

"Wives' Resignations"           means the two resignation letters in the agreed
                                form; and

"Working Hours"                 means 9.00 a.m. to 5.00 p.m. on a Business Day.

                                   Schedule 3
                                   ----------
                            (Completion arrangements)
                            -------------------------

1    The Sellers' Obligations
     ------------------------

     At Completion the Sellers shall:

1.1  deliver to the Purchaser or the Purchaser's Solicitors:

     (a)  the Tax Deed, duly executed by each of the Sellers;

     (b) the Minority Share Purchase Agreement in the Agreed Form duly executed by all parties to it other than the Purchaser;

     (c)  the Disclosure Letter, duly executed by each of the Sellers;

     (d) duly executed transfers in respect of all the Shares (including any Shares held by any nominee) in favour of the Purchaser and share certificates for such shares in the names of the relevant transferors and any power of attorney under which any transfer is executed on behalf of any of the transferors;

     (e) the statutory registers (which shall be written up to but not including the Completion Date), the certificates of incorporation (and any certificates of incorporation on change of name) and common seals (if any) of each of the Company and of the Subsidiary;

     (f)  the original deeds and documents of title to the Properties;

     (g)  the Wives' Resignations duly executed; and

     (h)  the Sellers' Service Agreements executed by the relevant Sellers.

1.2 procure the holding of board meetings of each of the Company and of the Subsidiary at which:

     (a) it shall be resolved that the relevant transfers referred to in paragraphs 1.1(c) above shall be approved for registration and (subject only in each case to the transfer being duly stamped) the Purchaser registered as the holder of the Shares in the register of members of the Company;

     (b) each of David Blair, John Calvert and Paul Fowler shall be appointed directors of each of the Company and the Subsidiary and Paul Fowler shall also be appointed as company secretary such appointments to take effect on the Completion Date;

     (c) the resignation from the office of director (and as relevant company secretary) of Geoffrey Peter Harvey, Howard Goff and Heather Louise Williams from each member of the Group in which they hold such office shall be tendered and accepted as to take effect at the close of the meeting and they shall each deliver to the relevant company an acknowledgement executed as a deed in the

          Agreed Form, stating that they have no claim against the relevant company for breach of any contract of employment with the relevant company, compensation for loss of office, redundancy or unfair dismissal or on any other account whatsoever and that no agreement or arrangement is outstanding under which the relevant company has or could have any obligation to him; and

     (d) the situation of the registered office shall be changed to such address as the Purchaser may nominate and (subject to the provisions of the Companies Acts) the accounting reference date shall be changed in accordance with any instructions given by the Purchaser to 31 December.

1.3 procure that the present auditors of each of the Company and of the Subsidiary resign their office as such and deposit at the registered office of the Company and of the Subsidiary (as the case may be) a letter in Agreed Form notifying their resignation acknowledging that they have in each case no claim (including any claims for payment of outstanding fees) against the relevant company and containing a statement pursuant to section 394(1) Companies Act 1985 that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of any members or creditors;

1.4 procure that minutes of the board meetings referred to above, certified as correct by the secretary of the relevant company, and the resignations and acknowledgements referred to above are delivered to the Purchaser or the Purchaser's Solicitors.

2    Purchaser's obligations
     -----------------------

     At Completion the Purchaser shall:

2.1  deliver to the Sellers' Solicitors:

     (a)  a counterpart of the Tax Deed, duly executed by the Purchaser;

     (b) a counterpart of the Minority Share Purchase Agreement, duly executed by the Purchaser; and

     (c) the Sellers' Service Agreements duly executed on behalf of the Subsidiary; and

2.2 subject to the Sellers complying with paragraph 1, pay the Completion Payment, by electronic funds transfer to the Sellers' Solicitors' Account.

                                   Schedule 4
                                   ----------
                                (The Warranties)
                                ----------------

PART A - THE GENERAL WARRANTIES

1    Information
     -----------

1.1  The facts stated in Schedules 1, 6, 7 and 8 are correct.

2    The Sellers
     -----------

2.1 The Sellers have full power to enter into and perform this Agreement which constitutes binding obligations on the Sellers in accordance with its terms.

2.2 All of the Shares are fully paid or are properly credited as fully paid and the Sellers are the sole legal and beneficial owner of the Shares free from all Security Interests, claims or other third party rights (including rights of the pre-emption) of any nature whatsoever.

2.3  The Shares represent the entire issued capital of the Company.

3    Accounts
     --------

3.1 The Accounts comply with the Companies Act and all other relevant legislation and have been prepared in accordance with all current Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Task Force abstracts and policies (including methods of valuation) adopted for the Accounts and all items therein are the same as those adopted in preparing the audited accounts of the Company for the preceding accounting reference period.

3.2 The Accounts give a true and fair view of the assets, liabilities and state of affairs of the Company as at the Accounts Date and of the profits and losses of the Company for the financial period to which the Accounts relate.

3.3 Any slow moving stock included in the Accounts and/or the Management Accounts has been written down appropriately and damaged, redundant, obsolete or unsaleable stock has been wholly written off and the value attributed to the remaining stock does not exceed the lower of cost or net realisable value at the Accounts Date.

3.4 The profits (or losses) of the Company for its two accounting reference periods up to the Accounts Date as shown by the audited accounts relating to such periods have not been affected by any unusual or non-recurring income, expenditure or other factor.

3.5 The profits (or losses) of the Company as set out in the Management Accounts have not been effected by any unusual or non-recurring income, expenditure or other factor.

3.6 The Management Accounts (a copy of which has been attached to the Disclosure Letter) have been prepared on a similar basis and using similar policies to those used in the Accounts.

4    Position since the Accounts Date
     --------------------------------

4.1 Since the Accounts Date, on the basis of its existing accounting policies, the Company has traded at a profit and since then there has been no material adverse change in the financial position of the Company, including in its pattern and method of trading, assets or liabilities (actual or contingent), turnover or profitability.

4.2 The book debts shown in the Accounts have realised the nominal amount thereof less any reserve for bad or doubtful debts stated in the Accounts.

4.3  Since the Accounts Date, the Company has not:

     (a)  agreed to acquire any business;

     (b) disposed of any of its assets except in the ordinary and normal course of business at the full market values of the assets concerned;

     (c)  incurred any capital commitment;

     (d) made any offer or tender which is capable of being converted into an obligation of the Company by acceptance or other act of some other person;

     (e) agreed to purchase stocks in quantities or at prices materially greater than was the practice of the Company prior to the Accounts Date; or

     (f) requested, incentivised or encouraged, any customer to request goods from the Company earlier than would otherwise have been the case.

4.4 All payments, receipts and invoices of the Company since the Accounts Date have been fully and accurately recorded in the books of the Company.

5    Debtors and Creditors
     ---------------------

5.1 With the exception of the Assumed Liabilities set out in Schedule 7, the Company has no borrowings which would fall within the definition of Borrowings and has not agreed to create or permitted to arise any mortgage or charge or other Security Interest or encumbrance except as disclosed in the Accounts.

5.2 The Company is not owed any moneys other than in the ordinary course of business.

5.3  The Company has not factored or discounted any of its debts.

5.4 The Company has not given any guarantee or indemnity in respect of the obligations of any other party or entered into any contract of suretyship or agreement for the postponement of debt (or security therefor) or for lien or set-off.

5.5  The Company is not in default under the terms of any borrowing made by it.

5.6 Since the Accounts Date the Company's debts have been collected in accordance with prior practice, in particular the Company has not made any request for, or provided any incentive or encouragement to, its customers to pay amounts owed to the Company earlier than those payments would otherwise have been made.

5.7 Since the Accounts Date the Company's creditors have been paid in accordance with prior practice, in particular the terms of payment of any amounts owed by the Company have not been extended.

6    Subsidiary
     ----------

6.1 The Company does not and has never held shares in the capital of any company other than in the Subsidiary.

6.2 The Company has not since its incorporation been a subsidiary of any other company.

7    Properties
     ----------

7.1 The Company does not use or occupy or have any interest in any land and/or buildings for the purposes of its business other than the Properties.

7.2 The description of the Properties and the particulars of the estate owner and present use contained in Schedule 8 are correct.

7.3 In this paragraph the expression "the present use" means the present use specified in Schedule 8. Save as specified in the Disclosure Letter:

     (a)  the Company has leasehold title to the Properties;

     (b) so far as the Sellers are aware, all covenants, restrictions and stipulations which do affect the Properties (including covenants contained in any lease under which the Properties are held) have been substantially complied with;

     (c) the Company is in exclusive and undisputed occupation of the whole of the Properties;

     (d) the Properties are not subject to (or to any agreement to create) any lease, tenancy, licence to occupy, mortgage or charge, option or right of pre-emption;

     (e) all title deeds and documents required to prove the title of the Company to the Properties are in the possession of or under the control of the Company.

7.4 Neither the Company nor the Sellers have received any adverse surveyors', engineers' or other professional report in respect of the Properties.

7.5 Replies to enquiries given in writing by the Company or the Sellers' Solicitors to enquiries raised by the Purchaser or the Purchaser's Solicitors in respect of the Properties are true, accurate and complete in all material respects.

7.6 The Company has not at any time assigned or otherwise disposed of any freehold or leasehold property in respect of which the Company has any continuing liability either as original contracting party or by virtue of any direct covenant or under an authorised guarantee agreement given on a sale or assignment to or from the Company or as a surety for the obligations or any other person in relation to such property and no claim has been made against the Company in respect of any leasehold property formerly held by it or in respect of which it acted as a guarantor nor is any such claim anticipated.

7.7 No notices under the Landlord and Tenant (Covenants) Act 1995 have been served on the Company.

8    Environmental Matters
     ---------------------

8.1  So far as the Sellers are aware, the Company:

     (a) complies and has at all times with all Environmental Laws and Environmental Licences;

     (b) is not and is not likely to be required by any Environmental Licence or any Environmental Law or as the result of any Environmental Claim to incur any expenditure or to desist from taking any action.

8.2 No Environmental Claim is pending or has been made or threatened against the Company and the Sellers do not have any reason to believe that the Company has or is likely to have any liability in relation to Environmental Matters.

8.3 There are attached to the Disclosure Letter full details (including, where appropriate copies of relevant reports or other documents) of any inspections, investigations, studies, audits, tests, reviews or other analyses undertaken by the Sellers or the Company in relation to Environmental Matters relating to the Company or any property now or previously owned, leased or occupied by the Company.

9    Assets
     ------

9.1 All assets used in connection with the business of the Company belong to the Company free from any option, lease, hire or hire purchase agreement, agreement for payment on deferred terms, bill of sale, charge, lien or other Security Interest or encumbrance whatsoever (other than of the type described in paragraphs (a) to (c) of the definition of "Security Interest") and there are no agreements or arrangements restricting the freedom of the Company to use or dispose of the same as it thinks fit.

9.2 All assets of or used in connection with the business of the Company are in the possession and under the control of the Company and are regularly maintained and are operational.

10   Insurances
     ----------

10.1 Full particulars of all insurances maintained by the Company are contained in the Disclosure Letter and all such insurances are and have at all material times been in force and no claims have been made by the Company in relation to the Acquired Business on its insurers or are contemplated or outstanding.

11   Bank Accounts
     -------------

11.1 The Disclosure Letter contains full details of all of the Company's investment, deposit and bank accounts and of the banks and other financial institutions at which they are kept.

11.2 No person who provides any of the Group facilities has given any indication that they are considering withdrawing or altering any of such facilities due to matters connected with the Acquired Business.

11.3 There are no unpresented cheques drawn by the Company otherwise than in the normal course of trading.

12   Conduct of Business
     -------------------

12.1 The level of stock and work-in-progress held by the Company is within normal levels relative to the 12 months prior to the date of this Agreement.

12.2 The Company is not now nor has it been during the period of two years prior to the date hereof a party to any contracts or transactions which are, or involve obligations, of an unusual nature in each case which are material to the Company nor has it given any gifts, bribes or inducements to any person.

12.3 So far as the Sellers are aware no event or omission has occurred which would entitle any third party to terminate prematurely any contract to which the Company is a party or call in any money before the date on which payment thereof would normally or otherwise be due.

12.4 There is no claim outstanding against and, so far as the Sellers are aware, there are no circumstances which may lead to a claim against the Company for defective goods, services, work or materials or breach of representation or warranty or condition or for delays in delivery or completion of contracts or for deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company.

12.5 The Company has not agreed after the date hereof to produce or deliver replacement goods or to take back any defective goods or effect repairs to the same free of charge or otherwise not at arm's length rates or issue a credit note or write off or reduce indebtedness in respect thereof.

12.6 After Completion whether by reason of an existing agreement or arrangement or as a result of the acquisition of the Shares by the Purchaser or otherwise:

     (a)  so far as the Sellers are aware, no supplier of the Company will:

          (i) be entitled to cease supplying the Company or so far as the Sellers are aware (having made no enquiry) will cease supplying to the Company; or

          (ii) be entitled to reduce substantially its supplies to the Company or so far as the Sellers are aware (having made no enquiry) will reduce substantially its supplies to the Company;

     (b)  so far as the Sellers are aware, no customer of the Company will:

          (i) be entitled to cease to deal with the Company or so far as the Sellers are aware, will cease to deal with the Company; or

          (ii) be entitled to reduce substantially its existing level of business with the Company or so far as the Sellers are aware, will reduce substantially its existing level of business with the Company;

     (c) so far as the Sellers are aware the Company will not lose the benefit of any right or privilege which it currently enjoys;

     (d) so far as the Sellers are aware (having made no enquiry) no officer or Senior Employee of the Company will leave his office or employment.

12.7 Save to the extent that any provision has been made in the Accounts or the Management Accounts, the Company's stock and stock-in-trade is in good condition and, subject to demand, is capable of being sold by the Company in the ordinary course of its business in accordance with its current price list without rebate or allowance to a purchaser.

12.8 So far as the Sellers are aware the Company has obtained all licences, permissions and consents required for the carrying on of its business and such licences, permissions and consents are in full force and effect and there are no circumstances which indicate that any of such licences, permissions or consents are likely to be revoked or not renewed in the ordinary course.

12.9 The Company has no branch place of business or substantial assets outside the United Kingdom or any permanent establishment (as that expression is defined in any relevant Order in Council made pursuant to section 788 ICTA
     1988) in any country outside the United Kingdom.

13   Directors and Employees
     -----------------------

13.1 There are not in existence:

     (a) any service agreements or other contracts with directors or employees of the Company which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than compensation under the Employment Rights Act 1996);

     (b) any contracts or arrangements of whatsoever kind (whether legally enforceable or not) between the Company and former directors or former employees of the Company including contracts or arrangements for any benefit or payments of any nature to or for the benefit of former directors or former employees or any of their dependants;

     (c) any consultancy agreements between the Company and any other person firm or company; or

     (d) any arrangements by which any person has the use of any credit or charge card or account for which the Company is responsible.

13.2 There are no arrangements to which the Company is a party involving share options profit sharing or bonus, incentive or other similar payments for employees.

13.3 There is no actual or threatened dispute between the Company and a material number or category of its employees nor so far as the Seller is aware any circumstances likely to give rise to any such dispute; there have been no strikes or industrial action short of strike action (official or unofficial) by any of the Company's employees during the period of six years immediately preceding the Accounts Date and there is no agreement or arrangement written or oral or by custom and practice between the Company and any trade union or other body representing employees of the Company in relation either to recognition of the trade union or other body or to collective terms and conditions or representation.

13.4 There is no outstanding claim against the Company on the part of any person who has been or is its director or employee (or the dependant of any such person) or any actual or known liability to make any payment to any person including under the Equal Pay Act 1970, Sex Discrimination Act 1975, the Race Relations Act 1976, the Sex Discrimination Act 1986, the Employment Act 1989, the Trade Union and Labour Relation (Consolidation) Act 1992, the Disability Discrimination Act 1995 and the Employment Rights Act 1996, or
     Article 141 of the Treaty of Rome.

13.5 Within a period of one year preceding the date hereof the Company has not:

     (a) given notice of any redundancies to the Secretary of State or started consultations with any independent trade union or unions or employee representation under the provisions of Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 nor has the Company failed to comply with any such obligation under the said provisions; or

     (b) been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 nor has the Company failed to comply with any duty to inform and consult any independent trade unions or employee representatives under those Regulations.

13.6 The Company has complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee.

13.7 The Company has in relation to each of its employees (and, so far as relevant, to each of its former employees):

     (a) maintained current adequate and suitable records regarding the service and terms and conditions of employment of each of its employees;

      (b) complied with all collective agreements recognition agreements and customs and practices for the time being dealing with such relations or the conditions of service of its employees; and

      (c) complied with all relevant orders and awards made under any relevant statute regulation or code of conduct and practice affecting the conditions of service of its employees.

13.8 The Company has not received any claim or notice that it has failed to comply with obligations imposed on it by statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees or any trade union or employee representatives and the Company has so complied with any such obligations.

13.9 Full and accurate particulars of the material terms and conditions of employment of the directors and employees of the Company are contained in the Disclosure Letter and since the Accounts Date no change has been made nor agreed to be made in such terms and conditions of employment by the Company of any person and in particular since the Accounts Date no director or employee of the Company has received or is entitled to receive from the Company any sum by way of remuneration or bonus or the value of any benefit greater than that received by him (or which he was entitled to receive) in respect of the accounting period ended on the Accounts Date.

13.10 No person is a shadow director of the Company within the meaning of section 741(2) Companies Act 1985.

14    Pensions
      --------

14.1 Subject to paragraph 14.2, other than the Schemes there is no Pension Arrangement in operation for the benefit of any of the Employees or for the benefit of any dependants of Employees and no assurance has been given to any of the Employees about the introduction of any Pension Arrangement.

14.2  In this paragraph 14 these definitions apply:

      (a) "Pension Arrangement" means an agreement, arrangement, custom or practice (whether legally enforceable or not) for the payment of or contribution towards any Benefits;

      (b) "Benefits" means pensions, allowances, lump sums or other like benefits payable on retirement or on death or during periods of sickness or disablement;

      (c) "Employees" means the Company's employees, directors, former employees and former directors.

14.3 Full details of the Schemes have been given to the Buyer in the form of complete and correct copies of:

      (a) all current booklets, announcements and other explanatory literature issued to the Employees who are members of the Schemes and copies of letters or other documents relating to arrangements for individual members or groups of members;

     (b) a list of all Employees who are members of each of the Schemes together with all particulars of them necessary to establish the benefits payable or contingently payable to or in respect of them under the Schemes;

     (c) a list of all Employees who will become eligible to join each of the Schemes upon the satisfaction of any conditions of eligibility;

     (d) a list of all contributions payable to each of the Schemes and the basis on which they are calculated;

     (e) all agreements with any person for the provision of services relating to the Schemes.

14.4 There is no obligation on the Company to provide benefits under, or make contributions to, the Schemes except as revealed in the documents provided to the Buyer.

14.5 No discretion or power has been or will before Completion be exercised under the Schemes to:

     (a)  augment benefits under the Schemes in respect of any of the Employees;

     (b) admit to membership an Employee who would not otherwise have been eligible for admission to membership of the Schemes;

     (c) provide in respect of a member who is an Employee a benefit which would not otherwise be provided in respect of such member; or

     (d) pay a contribution to any of the Schemes in respect of an Employee which would not otherwise have been paid.

14.6 All benefits (other than refunds of contributions) payable under the
     Schemes:

     (a)  on the death of a member who is an Employee; or

     (b)  during periods of sickness or disability of such a member,

     are fully insured under a policy effected with an insurance company, a complete copy of which has been given to the Buyer, and each member who is an Employee has been covered for that insurance at the insurance company's normal rates and on its normal terms for a person in good health and all insurance premiums payable have been paid.

14.7 No employer other than the Company participates in the Schemes.

14.8 No payment or repayment of any of the assets of the Schemes has been made to any employer participating in the Schemes.

14.9 All liabilities in respect of any costs, fees and expenses in relation to the Schemes (whether or not already invoiced) will have been met by Completion.

14.10 In relation to the Schemes:

     (a) the current rates of all contributions are set out in or attached to the Disclosure Letter and there are not at the date of this agreement any contributions to the Schemes from or in respect of Employees or other payments which have fallen due but are unpaid;

     (b) employer and employee contributions in respect of the Employees have been made promptly at the time that they were due;

     (c) the Schemes are money purchase schemes (as defined in section 181(1) Pension Schemes Act 1993) and the benefits payable under the Schemes (other than those which are fully insured) whether immediate, prospective or contingent, are solely the benefits which can be provided by the funds available for each member under the Schemes;

     (d) as far as the Seller is aware all of the assets of the Schemes are in the possession or under the control of the trustees or administrators of the Schemes.

14.11 The Schemes are not contracted-out schemes for the purpose of the Pensions Schemes Act 1993.

14.12 The Schemes do not distinguish between male and female members (except in relation to maternity in the provision of benefits relating to periods of pensionable service after 17 May 1990) and no adverse alteration has been made to benefits already accrued at the date of announcing changes designed to equalise benefits.

14.13 The Schemes have not at any time excluded employees from eligibility for membership on the grounds of specified hours of work.

14.14 In relation to the Employees, the Schemes have been administered in accordance with the equal access requirements of section 62 Pensions Act 1995; and subject to that, so far as the Sellers are aware, in accordance with the trusts powers and provisions of the Schemes, overriding legislation and with due regard to the general requirements of law.

14.15 As far as the Sellers are aware, there are no circumstances which could result in any penalty under the Pensions Act 1995 becoming payable by the Company or by the trustees of the Schemes.

14.16 The Company has not participated in any occupational pension scheme other than the Schemes.

14.17 Since 30 August 1993 no Employee has had his contract of employment transferred to the Company from another employer in circumstances where the Transfer of

      Undertakings (Protection of Employment) Regulations 1981 applied to the transfer of his contract of employment.


14.18 The Company has complied with its obligations under the Welfare Reform and Pensions Act 1999 in relation to the provision of access for Employees to a stakeholder scheme and there are no circumstances which could result in any penalty for failure to comply with that Act or regulations made under it becoming payable by the Company.

15    Commercial Contracts and Joint Ventures
      ---------------------------------------

15.1  There is not now outstanding:

      (a) any contract or arrangement to which the Company is party and which is of a long-term nature (which for this purpose includes a contract or arrangement which is not capable of being terminated by twelve or less than twelve months' notice without payment of compensation or damages);

      (b) any agreements or arrangements (whether executed or executory) entered into by the Company otherwise than by way of bargain at arm's length or otherwise than in the ordinary course of business in each case which are or may be material to the Company;

      (c) any powers of attorney given by the Company or any other authority (express or implied) by which any person may enter into any contract or commitment on behalf of the Company; or

      (d) any contract or arrangement to which the Company is party and which either may be effected by movements in currency exchange rates or which relates to protection against currency exchange rate movements such as forward option contracts.

15.2  The Company is not a party to any such contract as is referred to in section 169(4) Companies Act 1985 (purchase of own shares).

15.3 As far as the Sellers are aware, the Company is not in material breach of any arrangement or contract to which it is a party.

15.4 The Company has never been, and is not party to any joint venture, consortium or partnership arrangement or agreement or a member of any unincorporated association.

16    Unissued Capital
      ----------------

16.1 There are no agreements or instruments in force which require or confer the right (conditionally or unconditionally) to require the issue of any share or loan capital of the Company now or at any time in the future nor are there any agreements restrictions or obligations entered into by or binding on the Company as to its unissued share or loan capital.

17    Intellectual Property
      ---------------------

17.1 So far as the Sellers are aware, the Company owns or is entitled to use all Intellectual Property Rights relating to products manufactured by it or on its behalf or used by it in connection with its business free from all liens, charges or other Security Interests or encumbrances whatsoever.

17.2 The Company has no interest in any registered Intellectual Property Rights.

17.3 There are no existing contracts under which the Company is granted by or grants to any third party any rights in or over the Intellectual Property or any of it nor has the Company disclosed, save in the ordinary course of business, any know-how or secret or confidential information comprised in the Intellectual Property other than to the Purchaser.

17.4 The Company has not and no person for whose acts or omissions the Company is vicariously liable has, in each case, so far as the Sellers are aware infringed the Intellectual Property Rights of any other person, firm or company, nor has any other party claimed that any such infringement by the Company or any such person has occurred and so far as the Sellers are aware the Company is not nor has it become liable to make any payment of royalty or of any sum in the nature of any royalty to any such person, firm or company.

17.5 The Company is not in breach of the Data Protection Act 1998.

18   Litigation, Offences and Processes
     ----------------------------------

18.1 The Company is not engaged in any litigation (whether criminal or civil), arbitration, reference of any dispute or disagreement to an expert or any alternative dispute resolution process and so far as the Sellers are aware, there are no facts or circumstances likely to give rise to such litigation, arbitration, reference or any alternative dispute resolution process.

18.2 No injunction has been granted against the Company and the Company has given no undertaking to any Court or to any third party arising out of any legal proceedings.

18.3 No order has been made or petition served or resolution passed for the winding up of the Company nor has any person threatened to present such a petition or convened or threatened to convene a meeting of the Company to consider a resolution to wind up the Company or any other resolution; no distress execution or other process has been levied on any asset of the Company nor has any person threatened any such distress execution or other process; no person has appointed or threatened to appoint a receiver of the Company's business or assets or any part thereof; there is no unfulfilled or unsatisfied judgement or court order outstanding against the Company.

18.4 The Company has received no written notice that there has been any violation by the Company and/or any of its officers of any Official Requirement of the United Kingdom, the European Communities or the agreement relating to the European Economic Area or any local laws of any other jurisdiction or any ruling penalty or sanction which could adversely affect the business or financial condition of the Company and in particular, no violation of any law or regulation relating to Tax, health and safety, consumer protection, employment, industrial or labour relations, competition or the Environment and so far as the Sellers are aware, there has been no such violation.

19   Grants
     ------

19.1 The Company has not done or omitted to do or agreed to do or to omit to do anything as a result of which all or any part of any investment or other grant or employment subsidy or similar payment made or due to be made to the Company is or may be liable to be repaid, forfeited or withheld in whole or in part.

20   Special contracts and arrangements
     ----------------------------------

20.1 Particulars of all agreements, practices and arrangements to which the Company is a party which are registrable with the Director-General of Fair Trading in the United Kingdom or with the Directorate-General for Competition at the Commission of the European Communities (as the case may be) have been correctly registered.

20.2 The Company has not at any time:

     (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof;

     (b) directly or indirectly provided any financial assistance (as defined for the purpose of section 151 Companies Act 1985) for the purpose of the acquisition of shares of the Company or any holding company of the Company or for the purpose of reducing or discharging any liability incurred in any such acquisition whether pursuant to section 155 Companies Act 1985 or otherwise; or

     (c) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any description or passed or agreed to pass any resolutions to do so.

21   Transactions with Shareholders or Directors
     -------------------------------------------

21.1 No transactions, contracts or arrangements have been entered into to which the Company is a party:

     (a) in which a shareholder in or director of the Company or any person connected with a shareholder in or director of the Company has been interested whether directly or indirectly; or

     (b) which fall within the definition of "transaction with a related party" contained in Chapter 11 of the Listing Rules published by the UK Listing Authority.

21.2 No monies are owed by the Company to any director of the Company or to the Sellers or to any person connected with any such director or the Sellers or to any company or partnership in which any of such directors or the Sellers (or their spouses) are directly or indirectly interested other than as holders of listed securities.

21.3 The Company has no debts owed to it by its directors or any of them or by the Sellers (or by a person connected with any such director or the Sellers) or by any company in which the directors of the Company or any of them or the Sellers (or any person connected with any of them) are directly or indirectly interested (other than as holders of listed securities) nor do the Sellers or the Company's directors or any of them (or any person connected with any of them) or any such company as aforesaid have any claims against the Company on any account whatsoever including claims for compensation for loss of office or for unfair dismissal or redundancy payment.

21.4 Neither the Sellers nor any person connected with the Sellers has any interest in any partnership or company (whether limited or unlimited and whether by way of share holding, directorship or employment) other than in the Company or as the holder of securities which are listed on a recognised stock exchange.

22   Administration
     --------------

22.1 There are attached to the Disclosure Letter true and accurate copies of the Memorandum and Articles of Association of the Company incorporating all amendments made up to and including the date hereof.

22.2 The register of members of the Company contains a true and accurate record of the members and all former members of the Company and their holdings of shares in the capital of the Company.

22.3 All mortgages charges and debentures by or in favour of the Company to which section 395 Companies Act 1985 applies have been registered in accordance with the provisions of that section.

22.4 No direction has been given to the Company under section 28 Companies Act 1985 (change of name).

22.5 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies and the Department of Trade and Industry by the Company have been correctly and properly prepared and so filed or delivered.

22.6 All the accounts books ledgers and financial and other material records of whatsoever kind of the Company are held or stored in means which are under the exclusive ownership and control of the Company, have at all times been properly and accurately kept and completed in all material respects, record all matters required to be entered therein by Companies Act 1985, do not contain or reflect any material inaccuracies or discrepancies.

23   EC Competition matters
     ----------------------

23.1 The Company is not, and has not been party to, or concerned in any agreement, arrangement, understanding or concerted practice, or any other conduct or practice (unilateral or otherwise) which:

     (a) has been required to be furnished to the Director General of Fair Trading pursuant to the RTPA 1976;

     (b)  contravenes the Resale Prices Act 1976;

     (c) constitutes a breach of any relevant undertaking, order, assurance or other measure taken under the Fair Trading Act 1973, the RTPA 1976, or the Competition Act 1980;

     (d)  contravenes any of the provisions the Competition Act 1998;

     (e) infringes Article 81 or 82 of the EC Treaty or any similar provisions of the ECSC, Euratom, or EEA Treaties, or any other competition rule of the European Community including, without prejudice to the generality of the foregoing, any rule relating to state aid, public procurement, or anti-dumping;

     (f) infringes any competition, anti-trust or equivalent legislation of any other jurisdiction; or

     (g) constitutes a breach of any term or condition of any regulatory licence, authorisation, appointment, code or similar instrument applicable to the Company and it's business.

23.2 The Company is not subject to any publication, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any of the laws referred to in paragraph 23.1.

23.3 The Company is not, and has not been subject to any investigation, request for information, notice or other communication (whether formal or informal, and whether or not in writing) by any court, governmental or regulatory authority pursuant to any of the laws referred to in paragraph 23.1.

23.4 So far as the Sellers are aware, the Company has no reason to believe that any such action as is mentioned in paragraph 23.1 will be taken against it in relation to any of its current activities.

24   Information Technology Systems

24.1 Accurate copies of all the agreements entered into by the Company for the use, support, maintenance and/or development of all components of the Computer Systems (including all licences, development, agreements, software maintenance and support agreements, hardware maintenance agreements, source code escrow agreements and disaster recovery agreements) are attached to the Disclosure Letter.

24.2 So far as the Sellers are aware, the Company has not breached any of its obligations under any of the agreements referred to in paragraph 24.1, those agreements all remain in full force and effect as at Completion and no notice has been served by any party to terminate any of those agreements.

24.3 Save as stated in the agreements referred to in paragraph 24.1, the Company is not restricted in any way in using the Computer Systems (whether by way of a technical device or otherwise).

24.4 The Company has exclusive control of the operation of the Computer Systems and of the storage, processing and retrieval of all data stored on the Computer Systems and any Intellectual Property Rights in such data are owned solely by the Company or it is otherwise entitled to store such data.

24.5 During the period of 12 months immediately prior to the date of this Agreement the business of the Company has not been materially affected by any failure in the Computer Systems.

25   Effect of this Agreement
     ------------------------

25.1 So far as the Sellers are aware, compliance with the terms of this Agreement does not and will not:

     (a) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party or any provision of the Memorandum or Articles of Association of the Company or any lease, contract, order, judgement, award, injunction, regulation or other Security Interest, encumbrance, restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

     (b) relieve any person from any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

     (c) result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of the Company; or

     (d) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity.

PART B - THE TAX WARRANTIES
---------------------------

1     Returns notices and records
      ---------------------------

1.1 All accounts, computations notices and returns required to be made or submitted by the Company to any Tax Authority and all notices and information required to be given by the Company to any Tax Authority (including, without limitation, all returns and other documents or information in respect of PAYE and National Insurance) have been properly and duly prepared and punctually made submitted or given by the Company and are in all material respects up-to-date and correct.

1.2 The Company is not and, in the period of three years ended on the date of this Agreement, has not been in dispute with or subject to investigation or enquiry (other than routine enquiries concerning the corporation tax computations of the Company) by any Tax Authority and so far as the Seller is aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute, enquiry or investigation.

1.3 The Company has (to the extent required by law) preserved and retained in its possession complete and accurate records relating to its Tax affairs (including, without limitation, all PAYE, National Insurance and VAT records and records relating to transfer pricing) and the Company has sufficient records relating to past events to calculate for Tax purposes the profit, gain, loss, balancing charge or balancing allowance which would arise on any disposal or on the realisation of any assets owned at the Accounts Date or acquired since that date but before Completion.

2     Payment of Tax
      --------------

2.1 The Company has duly paid all Tax to the extent that the same ought to have been paid.

2.2 The Company has not in the period of three years ending on the date of this Agreement paid or become liable to pay any penalty or interest charged by virtue of the provisions of any Tax Legislation.

3     Elections etc
      -------------

3.1 Formal notice has been duly and properly given of all claims for or (as the case may be) disclaimers elections or surrenders in respect of Reliefs assumed to have been made for the purposes of the Accounts and there are no claims, disclaimers, elections or surrenders the time limit for the making or doing of which expires within three months after the date of this Agreement.

4     Events since the Accounts Date
      ------------------------------

4.1   None of the following Events has occurred since the Accounts Date:

      (a) a deemed (as opposed to an actual) acquisition disposal or supply of assets goods services or business facilities;

      (b) a disposal or supply of assets goods services or business facilities by the Company for a consideration which is treated for purposes of Tax as greater than the actual consideration;

      (c) an acquisition by or supply to the Company of assets goods services or business facilities for a consideration which is treated for the purposes of Tax as less than the actual consideration;

      (d) a distribution within the meaning given by Part VI ICTA 1988 (company distributions, tax credits etc.) or within Section 418 ICTA 1988 (expenses treated as distributions);

      (e) an Event giving rise to a liability under Part XVII ICTA 1988 (tax avoidance);

      (f)   an Event giving rise to a balancing charge;

      (g) the Company ceasing or being deemed to cease to be a member of any group or associated with any other company for the purposes of Tax.

4.2 In this Warranty 4 "business facilities" means business facilities of any kind including, without limitation, a loan of money or a letting, hiring or licensing of any tangible or intangible property.

5     Concessions
      -----------

5.1 The Company has not during the period of three years ending on the date of this Agreement relied on any formal or informal unpublished concession dispensation or practice (whether general or specific to the Company) which affects the amount of Tax chargeable on the Company or which purports to modify or provide exemption from any obligation to make or submit any computation notice or return to any Tax Authority.

6     Deductions and Withholdings
      ---------------------------

6.1 The Company has made all deductions and withholdings in respect of, or on account of, any Tax (including amounts required to be deducted under the PAYE and National Insurance systems) from any payments made by it which it is obliged or entitled to make and (to the extent required to do so) has accounted in full to the relevant Tax Authority for all amounts so deducted or withheld.

7     Close Company
      -------------

7.1 The Subsidiary is not and has not at any time within the last 6 years been a close investment holding company (within the meaning of section 13A ICTA
      1988) in respect of any accounting period.

7.2 The Company has not at any time during the period of three years ending on the date of this Agreement made any payment which falls to be treated as a distribution under Section 418 ICTA 1988 (distribution to include certain expenses of close companies).

7.3 The Company has not made any loan, advance or payment or given any consideration falling within Sections 419 to 422 ICTA 1988 (charges to tax in connection with loans) which has remained outstanding at any time during the period of three years ending on the date of this Agreement.

7.4 The Company has made no transfer of value such as is specified in Section 94(1) of the Inheritance Tax Act 1984 (charge on participators) and there has been no variation in the Company's share or loan capital within
      Section 98 of that Act (effect of alterations of capital etc).

8     Distributions
      -------------

8.1 Within the three years prior to the date hereof, the Company has not made or agreed to make any repayment of share capital to which Section 210(1) ICTA 1988 (bonus issue following repayment of share capital) applies.

8.2 Within the three years prior to the date hereof, the Company has not issued or agreed to issue any share capital as paid up otherwise than by receipt of new consideration within the meaning of Part VI ICTA 1988 (company distributions, tax credits etc).

8.3 The Company has not in the period of three years ending on the date of this Agreement made (nor is it deemed to have made during such period) any distribution within the meaning of section 209 ICTA 1988 except dividends properly authorised and disclosed in its audited accounts.

9     Loan Relationships
      ------------------

9.1 No liability to taxation or non-trading deficit would arise from the loan relationships to which the Company is party being repaid to the extent of the amounts shown in respect of such loan relationships in the books of the Company at Completion.

10    Capital Gains
      -------------

10.1  The sum which would be allowed as a deduction from the consideration under
      Section 38 TCGA 1992 (acquisition and disposal costs etc) of each asset of the Company (other than trading stock) if disposed of on the date of this Agreement would not be less than (in the case of an asset held on the Accounts Date) the book value of that asset shown or included in the Accounts or (in the case of an asset acquired since the Accounts Date) an amount equal to the consideration given for its acquisition.

11    Capital Allowances
      ------------------

11.1 No balancing charge in respect of any capital allowances claimed or given would arise if any asset of the Company (or, where computations are made for capital allowances purposes for pools of assets, all the assets in that pool) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Accounts (or, in the case of any asset acquired since the Accounts Date, for a consideration equal to the consideration given for the acquisition).

12    Secondary liability and Indemnities
      -----------------------------------

12.1 As far as the Sellers are aware, no Event has occurred in consequence of which the Company is or may be held liable to pay or bear any Tax which is primarily chargeable against or attributable to some person firm or company other than the Company.

12.2 The Company has not in the last six years entered into any indemnity, guarantee, covenant, mortgage or charge in each case under which it may be liable to make a payment in relation to Tax.

13    Stamp Duties
      ------------

13.1 The Company has duly paid all stamp duty for which it is or has been or may be made liable and without limitation:

      (a) all documents in the enforcement of which the Company is or may be interested as transferee, lessee or assignee have been duly stamped; and

      (b) there are no documents outside the United Kingdom which if they were brought into the United Kingdom would give rise to a liability to stamp duty payable by the Company.

14    Anti-avoidance
      --------------

14.1 As far as the Sellers are aware, the Company has not in the period of three years ending on the date of this Agreement been party to any non-arms length transaction.

14.2 As far as the Sellers are aware, the Company has not in the period of three years ending on the date of this Agreement been party to or otherwise involved in any scheme or arrangement the main purpose or one of the main purposes of which was to avoid Tax.

15    Value Added Tax
      ---------------

15.1 The Company is registered for VAT in the United Kingdom under schedule 1 VATA 1994 and has not at any time in the last six years been treated as (nor applied to be) a member of a group of companies for VAT purposes.

15.2 The Company is a taxable person for VAT purposes, has complied with all the requirements of VATA 1994 and all applicable regulations and orders, has fully maintained complete, correct and up-to-date records, invoices and other necessary documents.

15.3  The Company has not in the last three years been:

      (a) subject to any penalty or liability under any of Sections 60 to 63 (inclusive), 65 or 67 to 69 (inclusive) VATA 1994;

      (b) subject to any penalty or liability nor been given any penalty liability notice within Section 64 VATA 1994 (repeated mis-declarations);

      (c)   given any surcharge liability notice within section 59 or 59A VATA
            1994;

      (d)   given a notice within section 66 VATA 1994;

      (e)   given a warning within section 76(2) VATA 1994; or

      (f) required by H M Commissioners of Customs and Excise to give any security.

15.4 The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any value added tax quarter ending after the Accounts Date.

15.5 The Company has not made and is not otherwise bound by any election made pursuant to paragraph 2 of schedule 10 VATA 1994.

15.6 The Company has not been party to a transaction to which Article 5 of the Value Added Tax (Special Provisions) Order 1995 (transfer of business as a going concern) has (or has purported to have been) applied.

15.7 No asset of the Company is a capital item, the input tax on which could be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995.

16    Groups
      ------

16.1 The Company has not in the period of three years ending on the date of this Agreement surrendered or claimed nor in respect of such period will it become liable to surrender or claim:

      (a) any amount by way of group relief under the provisions of Section 402 ICTA 1988 (surrender of relief between members of groups and consortia); or

      (b) any advance corporation tax under the provisions of Section 240 ICTA 1988 (set-off of company's surplus ACT against subsidiary's liability to corporation tax); or

      (c)   any tax refund pursuant to section 102 Finance Act 1989.

16.2 The Company is not liable (and will not after Completion become liable) to make:

      (a) any payment for group relief (within the meaning of Section 402(6) ICTA 1988) or any payment for advance corporation tax (as mentioned in Section 240(8) ICTA 1988) or any payment for a tax refund (as mentioned in Section 102(7) Finance Act 1989); or

      (b) any refund (in whole or in part) of any such payment received by the Company before Completion.

16.3 The Company has not at any time within the period of six years ending with the date of this Agreement acquired any asset other than as trading stock from any other company which at the time of the acquisition was a member of the same group of companies as the Company (as defined in Section 170 TCGA 1992 (groups of companies: definitions)) and no member of any group of companies of which the Company is or has at any material time been the principal company (as defined in Section 170 TCGA 1992 (groups of companies: definitions)) has so acquired any asset.

16.4 The Company has not in the period of six years ending on the date of this Agreement ceased to be a member of a group of companies for the purposes of Section 178 or 179 TCGA 1992 (company ceasing to be member of a group).

16.5 The Disclosure Letter contains particulars of all elections made by the Company under Section 247 ICTA 1988 (dividends etc. paid by one member of a group to another) and which remain in force.

17    Allowable Expenditure
      ---------------------

17.1 The Company has not since the Accounts Date made any payment or incurred any liability to make any payment of a revenue nature which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income.

18    Inheritance Tax
      ---------------

18.1 So far as the Sellers are aware the Company is not and will not become liable to be assessed to inheritance tax as donor or donee of any gift or as transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

18.2 So far as the Sellers are aware there is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares of the Company and neither such assets nor such shares are subject to an Inland Revenue charge.

18.3 So far as the Sellers are aware, no person has the power under Section 212 of the Inheritance Tax Act 1984 (powers to raise tax) to raise any inheritance tax by sale or mortgage of or by a terminable charge on any of the Company's assets or shares.

19    Foreign connections
      -------------------

19.1  The Company has never been resident outside the United Kingdom.

19.2 The Company does not have (in the period of three years ending on the date of this Agreement has not had) any branch, agent or permanent establishment (within the meaning of the OECD Model Double Taxation Agreement) outside the United Kingdom.

19.3 No transaction described in Section 765 (1) ICTA 1988 (migration, etc of companies) has been carried out or proposed by or in relation to the Company.

                                   Schedule 5
                                   ----------

                           (Limitations on liability)
                           --------------------------

1     Limitation on quantum and general
      ---------------------------------

1.1 Subject as provided below, the total aggregate liability of the Sellers under the Warranties, the Tax Deed and the Indemnities (other than any claim under the Warranty set out in paragraph 2 of Schedule 4) shall not in any event exceed an amount equal to the amount paid to the Sellers pursuant to the provisions of this Agreement together with any amounts that would have been paid to the Sellers but for the exercise by the Purchaser of a right of set off in relation to claims against the Sellers (which shall be satisfied in full to the extent of such set off).

1.2 The Purchaser shall not be entitled in any event to damages or other payment in respect of any claim or claims under the Warranties unless the amount of that claim exceeds (pound)5,000.

1.3 The Purchaser shall not be entitled in any event to damages or other payment in respect of any claim or claims under the Warranties unless and until the amount of all claims made in respect of the Warranties (each being for at least (pound)5,000) exceeds (pound)40,000 but, once the amount of all such claims has exceeded such sum, the Sellers' liability shall arise in respect of the full amount of all such claims and not merely in respect of the excess over such sum.

1.4 Each provision of this Schedule shall be read and construed without prejudice to each of the other provisions of this Schedule.

2     Time limits for bringing claims
      -------------------------------

2.1 No claim shall be brought against the Sellers in respect of any of the Warranties or the Tax Deed unless the Purchaser shall have given written notice to the Sellers of such claim specifying (in reasonable detail) the matter which gives rise to the claim and the nature of the claim:

      (a) subject to sub-paragraphs 2.1(b) and 2.1(c) below, on or before 30 April 2004;

      (b) on or before the seventh anniversary of the Completion Date in respect of any claims under the Tax Warranties or the Tax Deed or the Indemnities;

      (c) at any time after Completion in respect of any claim under the Warranties set out in paragraph 2 of Schedule 4.

2.2 Any claim shall (if not previously satisfied, withdrawn or settled) be deemed to have been withdrawn or waived by the Purchaser unless legal proceedings in respect of such claim have been commenced (by being both issued and served on the Sellers) within 6 months of the notification of such claim to the Sellers pursuant to paragraph 2.1.

3     General Limitations
      -------------------

3.1 The Sellers' liability shall be reduced in respect of any liabilities under the Warranties, to the extent that such liability:

      (a) was taken into account in the calculation of the Assumed Liabilities or the payments made to the Purchaser pursuant to Schedule 9 or reduces the sum payable pursuant to schedule 10;

      (b) was specifically provided for in the Accounts or the Management Accounts;

      (c) occurs otherwise than in the normal course of business due to a voluntary act, omission, transaction or arrangement of the Purchaser or the Purchaser's Group at any time or of any member of the Group after the date hereof;

      (d) occurs because of a statutory provision not in force at the date of this Agreement or any change in any statutory provision after the date of this Agreement;

      (e) arises in connection with any matter or thing done or omitted prior to Completion by any member of the Group at the express written request of or with the express written approval of the Purchaser; or

      (f) is reduced or extinguished as a result of the amount by which any Taxation for which the Company or the Subsidiary or the Purchaser's Group is accountable or liable to be assessed is reduced or extinguished as a result of the matter give rise to such liability.

3.2 The Sellers shall not be liable under the Warranties in respect of any claim which is based upon a liability which, at the time such claim is notified to the Sellers, is contingent only or otherwise not capable of being quantified unless and until such liability ceases to be contingent or becomes capable of being quantified. Provided that any contingent or unquantifiable claims notified within the time limits specified in paragraph 2.1 will continue to be valid when they cease to be contingent or become capable of being quantified even if such event does not take place until after the expiry of the relevant time limits specified in paragraph 2.1.

3.3 The Purchaser shall take all reasonable steps to mitigate any loss, liability or damage which is likely to give rise to any claim under the Warranties, including (without limitation) reasonable steps to prevent any contingent liability becoming an actual liability. Nothing in this Agreement shall relieve the Purchaser of any common law or other duty to mitigate any loss, liability or damage suffered or incurred by it.

3.4 The Buyer shall not be entitled to terminate or rescind this Agreement or any agreement or document entered into pursuant to this Agreement.

4     Recovery from third parties
      ---------------------------

4.1 The Sellers shall not be liable under the Warranties in respect of any claim to the extent that the Purchaser or any member of the Purchaser's Group or those deriving title from the Purchaser have already obtained reimbursement or restitution in respect of such claim from any third party.

4.2 Where the Purchaser or a member of the Purchaser's Group has or may have a claim against any third party in relation to any matter which is likely to give rise to a claim under the Warranties, the Purchaser shall use all reasonable endeavours to recover any amounts due from such party.

4.3 The Purchaser shall reimburse to the Sellers, as soon as is reasonably practicable, an amount equal to any sum paid by them in respect of any claim under the Warranties which is subsequently recovered by or paid to the Purchaser or any other member of the Purchaser's Group by any other person in respect of the matter giving rise to the claim (less all reasonable third party expenses of the Purchaser or the Purchaser's Group incurred in making such recovery and any Tax payable on receipt).

5     No liability if loss is otherwise compensated for
      -------------------------------------------------

      No liability shall attach to the Sellers by reason of any breach of any of the Warranties to the extent that the same loss has been recovered by the Purchaser by a claim under any other Warranty or under the Tax Deed.

6     Disclosure
      ----------

      The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached and accordingly shall not be entitled to bring any claim under the Warranties in respect of any matter to the extent that it is fairly disclosed in the Disclosure Letter.

7     Acts of the Purchaser

      The Sellers shall not be liable under the Warranties in respect of any claim:

      (a) to the extent that such claim arises or is increased as a result of any breach by the Purchaser of any of its obligations under this Agreement or any agreement or document entered into pursuant to this Agreement; or

      (b) to the extent that such claim would not have arisen but for any transaction, arrangement, act or omission (or any combination of the same) carried out or effected at any time after Completion by the Purchaser or any member of the Purchaser's Group outside the ordinary course of its business.

8     Claim to be reduction of Consideration
      --------------------------------------

      Any payment made by the Sellers or any other person in respect of any claim under the Warranties shall be deemed to be a reduction of the consideration for the Shares.

9     Insurance
      ---------

      If, in respect of any matter which would give rise to a claim under the Warranties (other than a Tax Warranty) the Purchaser and/or any member of the Group is entitled to claim indemnity against any loss or damage suffered by it arising out of the subject matter thereof under the terms of any insurance policy for the time being in force, the Purchaser shall at the request of the Sellers' Representative, subject to the Sellers indemnifying and securing the Purchaser and/or any member(s) of the Group to the Purchaser's reasonable satisfaction against any liability, costs, damages or expenses (including, without limitation, increased premiums) which may be incurred, procure that all such steps are taken to enforce recovery and, if any sum is so recovered, then either:

      (a) the amount payable by the Sellers in respect of such claim shall be reduced by an amount equal to the sum recovered less all reasonable costs, charges and expenses incurred by the Purchaser and/or any member(s) of the Group in recovering that sum under the terms of the insurance policy; or

      (b) (if any amount shall already have been paid by the Sellers in respect of such claim) there shall be repaid to the Sellers' Represenative an amount equal to the amount recovered or (if less) the amount of such payment less all reasonable costs, charges and expenses incurred by the Purchaser and/or the relevant member of the Group in recovering that sum from such other person,

      PROVIDED THAT:

      (a) nothing in this paragraph shall oblige the Purchaser and/or any member of the Group to take such steps prior to making a claim or recovering from the Sellers under the Warranties; and

      (b) to the extent that any such amount recovered from insurers does not cover the entire loss, the Purchaser shall subject to the other provisions of this Agreement, be entitled to recover the shortfall from the Sellers up to the full extent of their liability under this Agreement.

10    Conduct of claims
      -----------------

10.1 Without prejudice to the validity of any claim notified in accordance with the time limits set out in paragraph 2.1, if the Purchaser becomes aware of any fact, matter or circumstance which is likely to give rise to a claim under the Warranties, the Purchaser shall give notice of such fact, matter or circumstance to the Sellers as soon as reasonably practicable and in any event within 20 Business Days of becoming aware of any such fact, matter or circumstance.

10.2 If any claim is made against the Purchaser or any member of the Purchaser's Group by any third party which is likely to in turn lead to a claim by the Purchaser against the Sellers under the Warranties then the Purchaser shall:

      (a) keep the Sellers informed as to the progress of any such claim and shall procure that the Sellers are sent copies of key communications and other documents (written or otherwise) transmitted to any other party to any proceedings or their agents or professional advisers (including, without limitation, pleadings and any opinion of counsel relating to any proceedings against any third parties);

      (b) save where the Purchaser reasonably believes that to do so would have a material adverse effect on the goodwill of any member of the Purchaser's Group, subject to the Purchaser and the relevant member of the Purchaser's Group being entitled to employ its own legal advisers and being indemnified and secured to its reasonable satisfaction by the Sellers against all liabilities, costs, expenses, damages and losses (including, without limitation, the costs of its legal advisers) suffered or incurred in connection with any such claim, take, and shall procure that each member of the Purchaser's Group shall take, all reasonable steps so as to recover or minimise or resolve such liability or dispute; and

      (c) save where the Purchaser reasonably believes that to do so would have a material adverse effect on the goodwill of any member of the Purchaser's Group, it shall, and shall procure that each member of the Purchaser's Group shall:

            (i) comply with all reasonable requests of the Sellers in relation to such claim including (without limitation) giving the Sellers reasonable access to premises, personnel, documents and records for the purpose of investigating the matters giving rise to such claim; and

            (ii) not settle or compromise such claim without the prior written consent of the Sellers (such consent not to be unreasonably withheld or delayed).

                                   Schedule 6
                                   ----------

                                   (The Group)
                                   -----------

The Company
-----------

Lunar Solutions Limited
-----------------------

1.   Registered number                  :       3906322

2.   Date of incorporation              :       13/01/2000

3.   Place of incorporation             :       United Kingdom

4.   Address of registered office       :       Beversbrook Centre, Redman Road,
                                                Calne, Wiltshire, SN11 9PR

5.   Authorised share capital           :       (pound)100,000 divided into
                                                100,000 ordinary shares of
                                                (pound)1 each.

6.   Issued share capital               :       (pound)60,000 divided into
                                                60,000 ordinary shares of
                                                (pound)1 each.

7.   Directors:


     Full name                    Usual residential address                    Nationality
     ---------                    -------------------------                    -----------
     Howard Goff                  8 Saint Michaels Close, Brinkworth,          British
                                  Chippenham, Wiltshire, SN15 5QG

     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marlborough,           British
                                  Wiltshire, SN8 1BD

     Heather Louise Williams      The Garden Apartment, 6 Henrietta Street,    British
                                  Bath, BA2 6LL

8. Secretary:

     Full name                    Usual residential address
     ---------                    -------------------------
     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marlborough,
                                  Wiltshire, SN8 1BD

9.   Accounting reference date          :       31 March

10.  Auditors                           :       PKF, New Guild House, 46 Charles
                                                Street, Queensway, Birmingham,
                                                B3 2LX

11.  Tax residence                      :       United Kingdom

The Subsidiary
--------------

Kamtronics Limited
------------------

1.   Registered number                  1583316

2.   Date of incorporation              01/09/1981

3.   Place of incorporation             England

4.   Address of registered office       Pacific House, Beversbrook Centre,
                                        Redman Road, Calne, Wiltshire, SN11 9PR

5.   Authorised share capital           (pound)1,500,000 divided into 1,500,000
                                        ordinary shares of (pound)1 each

6.   Issued share capital               (pound)1,500,000 divided into 1,500,000
                                        ordinary shares of (pound)1 each

7. Directors:


     Full name                    Usual residential address                    Nationality
     ---------                    -------------------------                    -----------
     Howard Goff                  8 St Michaels Close, Brinkworth,             British
                                  Chippenham, Wiltshire, SN15 5QG

     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marborough,            British
                                  Wiltshire, SN8 1BD

     Heather Louise Williams      The Garden Apartment, 6 Henrietta            British
                                  Street,  Bath, BA2 6LL

8. Secretary:


     Full name                    Usual residential address
     ---------                    -------------------------
     Geoffrey Peter Harvey        Paddock Gate, Tin Pit Marborough, Wiltshire,
                                  SN8 1BD

9.   Accounting reference date          :       31st March

10.  Auditors                           :       PKF, New Guild House, 46 Charles
                                                Street, Queensway, Birmingham,
                                                B3 2LX

11.  Tax residence                      :       United Kingdom

                                   Schedule 7
                                   ----------

                              (Assumed Liabilities)
                              ---------------------


Schedule of Assumed Liabilities                                    Balance as              Assumed Balance
                                                                   at 30 June              as at 30 Sept
                                                                   2002 (pound)            2002 (pound)
Cash Balances
-------------
Current account                                         5,575                    -49,575
US dollar account                                       6                        8,466
Euro account                                            108                      513
Petty cash - sterling                                   184                      443
Petty cash - currency                                   292                      274
                                                        ----------               ----------
                                                                   6,165                    -39,879

Borrowings
----------
GE Capital Factoring liabilities                        -847,331                 -487,516
Finance Lease and Hire Purchase obligations             -3,149                   -2,977
                                                        ----------               ----------

                                                                   -850,480                 -490,493

Other non-trade liabilities
---------------------------
Corporation tax as at March 2002                        -108,203                 -100,895
Corporation tax for current year at 27.5% of Normal     -50,010                  -58,000
                                                        ----------               ----------
PBT                                                                -158,213                 -158,895

                                                                   -------------            ---------------
Total Assumed Liabilities                                          -1,002,528               -689,267
                                                                   -------------            ---------------

                                   Schedule 8
                                   ----------

                                  (Properties)
                                  ------------


----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------
NO.   PROPERTY             DATE OF           PARTIES                       TERM          CURRENT            USE
                           LEASE                                                         RENT
----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------
1     Units A2, B1 and B2  12 May 2000       The Wilky Group               6 years       (pound)40,500 pa.  Offices, the provision
      The Beversbrook                        Limited (1) The Beversbrook   from 17                          of services research and
      Centre, Lower                          Centre (Calne) Management     March 2000                       development or light
      Beversbrook, Calne,                    Company Limited (2)                                            industrial purposes and
      Wiltshire                              Kamtronics Limited (3)                                         storage as defined in
                                                                                                            Classes B1 of the Town
                                                                                                            and  Country  Planning
                                                                                                            (Use Classes) Order
                                                                                                            1987.
----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------

2     Unit A1,             21 February 1997  The Wilky Group               10 years      (pound)17,000 pa   Offices, the provision
      The Beversbrook                        Limited (1) The               from 2                           of services research and
      Centre, Lower                          Beversbrook Centre (Calne)    January 1997                     development or light
      Beversbrook, Calne,                    Management Company Limited                                     industrial purposes and
      Wiltshire                              (2) Intech Network Services                                    storage as defined in
                                             (3) P Bishop Esq. and Mrs W                                     Classes B1 of the Town
                                             Palmer (4)                                                     and Country Planning
                                                                                                            (Use Classes) Order
                                                                                                            1987.
----- -------------------- ----------------- ----------------------------- ------------- ------------------ ------------------------

                                   SCHEDULE 9
                                   ----------

             (Payment of the Retention Sum and the Debt Adjustment)
             ------------------------------------------------------

1 The Retention Sum and the Debt Adjustment referred to in clause 3.1(b) shall, unless the Purchaser and the Sellers' Representative otherwise agree, only be paid in accordance with the provisions hereof.

2
2.1 No later than 45 days from the Completion Date, the Purchaser shall procure that the Purchaser's Auditors prepare and deliver to the Sellers' Representative a statement (the "DEBT STATEMENT") of the actual aggregate amount at 30 September 2002 of the assumed liabilities which are listed in Schedule 7 which has been calculated in accordance with the accounting policies adopted by the Company in the preparation of the Accounts (the "FINAL DEBT AMOUNT").

         For the purposes of the preparation of the Debt Statement the following exchange rates are agreed:

         Euros to pound sterling            1.59:1

         US dollars to pound sterling       1.56:1

2.2 The Sellers shall as soon as possible review the Debt Statement and, within 15 Business Days of receipt, the Sellers' Representative shall confirm to the Purchaser's Auditors whether or not he agrees with the Debt Statement, giving written details of any matters in dispute.

2.3 If the Sellers' Representative confirms his agreement with the Debt Statement (either as presented to him or as modified in such manner as he and the Purchaser shall agree) subject to paragraph 3 below, the Debt Statement shall be final and binding on the parties to this Agreement.

2.4 If the Sellers' Representative is unable to agree with part or all of the Debt Statement, and if such matter remains unresolved for a period of 5 Business Days after the end of the 15 Business Day period set out in paragraph 2.2 above, any matter in dispute may be referred by either the Purchaser or the Sellers' Representative to the Independent Auditors for determination. The Independent Auditors shall act as experts and not as arbitrators.

2.5 The Independent Auditors shall be requested to make and communicate their decision to the Sellers' Representative and the Purchaser within 30 days of appointment and it shall be final and binding on the parties to this Agreement (in the absence of manifest error) for the purposes of this Agreement.

2.6 Following settlement of any such matter which the Sellers' Representative shall have disputed (whether settled under paragraph 2.4 above or otherwise by agreement between the Sellers' Representative and the Purchaser), the Final Debt Amount shall be finalised in accordance with that settlement and subject to paragraph 3 below, the resulting Debt Statement and Final Debt Amount shall be final and binding on the parties to this Agreement.

2.7 The total amount of the difference between the Assumed Liabilities and the Final Debt Amount, shall be the "DEBT ADJUSTMENT".

2.8 The Sellers and the Purchaser shall give the Purchaser's Auditors or the Independent Auditors, as the case may be, full access (upon reasonable notice during Working Hours) to those books of account, documents, files and papers which the requesting party or firm may reasonably require to prepare or review the Debt Statement and/or determine whether the Debt Statement has been prepared in accordance with the provisions of this Schedule 9.

2.9 The charges of the Independent Auditors shall be shared equally by the Purchaser and the Sellers unless the Independent Auditors shall determine otherwise. The Sellers and the Purchaser shall be liable for any accounting charges incurred by their own respective advisers.

3

3.1 If the Final Debt Amount is greater than the Assumed Liabilities but the Debt Adjustment is less than (pound)500,000 then the amount of the Debt Adjustment will be retained by the Purchaser from the Retention Sum and the balance of the Retention Sum (less any sums agreed or determined to be paid by the Sellers pursuant to the Indemnities or the Warranties or the Tax Deed and subject to the provisions of paragraph 7 below) shall be paid to the Sellers on the date which falls 10 Business Days after Agreement of the Debt Adjustment.

3.2 If the Final Debt Amount is greater than the Assumed Liabilities and the Debt Adjustment is more than (pound)500,000 then the Retention Sum shall be retained by the Purchaser and the Sellers shall account to the Purchaser on the date which falls 10 Business Days after agreement of the Debt Statement for an amount equivalent to the amount by which the Debt Adjustment exceeds (pound)500,000.

3.3 If the Final Debt Amount is less than the Assumed Liabilities then the Retention Sum (but less any sums agreed or determined to be paid by the Sellers pursuant to the Indemnities or the Warranties or the Tax Deed and subject to the provisions of paragraph 7 below), shall be paid by the Purchaser to the Sellers on the date which falls 10 Business Days after agreement of the Debt Statement.

4 Any sums payable by the Purchaser to the Sellers pursuant to this Schedule shall be paid by electronic funds transfer to the Sellers' Solicitors Account and receipt into the Sellers' Solicitors Account of such sums shall constitute a good discharge to the Purchaser in respect of such payment and the Purchaser shall have no responsibility for the distribution of such sums between the Sellers.

5 If any part of the Retention Sum and the Debt Adjustment (if applicable) is not payable by the Purchaser to the Sellers pursuant to this Schedule then the Purchaser shall cease forthwith to have any liability to pay such sums to the Sellers and the Sellers shall have no right of action to claim such sums from the Purchaser.

6 If any sums are paid to the Purchaser pursuant to this schedule 9 then the Sellers shall cease forthwith to have any liability to pay such sums to the Purchaser and the Purchaser shall have no right of action to claim such sums from the Sellers.

7 If any aspect of the matters which are subject of the indemnity at clause 6.1(c) have not been resolved or settled prior to the date of any payments to the Sellers in accordance with the provisions of paragraphs 3.1 or 3.3 of this schedule then the amount of the Retention Sum otherwise payable to the Sellers shall be retained by the Purchaser pending such resolution or settlement, provided that such part of the Retention Sum shall be released from time to time as is in excess of the maximum amount of the potential liability pursuant to clause 6.1(c) in particular it is agreed that:

         (i) upon the settlement or resolution of any claim by Thales against the Company or the Subsidiary that no more than (pound)234,000 shall be retained in the Retention Sum in respect of any pending claim by Wavecom SA arising from the subject matter of the indemnity at clause 6.1(c): and

         (ii) if no legal proceedings in respect of a claim by Wavecom SA against Thales have been commenced (by being both issued and served) within three years of the date of this Agreement, it shall be assumed that no such claim from Wavecom SA is pending and that there is no potential liability in this respect for the purposes of this schedule 9.

                                   SCHEDULE 10
                                   -----------

                       (Payment of Deferred Consideration)
                       -----------------------------------

1 The Deferred Consideration referred to in clause 3.1(c) shall, unless the Purchaser and the Sellers' Representative otherwise agree, only be paid in accordance with the provisions hereof.

2

2.1 No later than 45 days from the relevant EBITDA Date, the Purchaser's Auditors shall prepare and deliver to the Sellers' Representative a statement of EBITDA as defined below for the relevant Adjustment Period drawn up in accordance with the provisions of this Schedule 10 and otherwise in accordance with the accounting policies adopted by the Purchaser in the preparation of its accounts (the "ADJUSTMENT STATEMENT").

2.2 "EBITDA" for the relevant Adjustment Period means the combined profits of the Group and DDi International Limited for that period:

         (a) before taking into account interest accrued, whether or not paid or received, deferred or capitalised during the period;

         (b) before deducting a charge or credit in respect of corporation tax or deferred tax;

         (c) before deducting any charge in respect of depreciation of fixed assets;

         (d) before deducting any charge in respect of the amortisation of intangibles;

         (e) after deducting any gain and adding back any loss arising on the disposal of fixed assets;

         (f) before taking into account the benefit of any capital grants received;

         (g) before taking account of any bad debts or obsolete stock arising as a result of the conduct of the business of DDi International Limited (company number 3328896) prior to the date of this Agreement;

         (h) before providing for any liability to the extent that the Purchaser has recovered the amount of such liability from the Sellers pursuant to a claim under the Warranties, the Indemnities or the Tax Deed;

         (i) after deducting all costs relating to the development of new customers/products incurred during the period;

         (j) after deducting a charge of (pound)5,000 in respect of the establishment of a provision for dilapidations;

         (k) after deducting all costs relating to the development of new customers/products incurred during the period;

         (l)      after deducting the costs of any management bonuses; and

         (m)      before deducting any management charges from the Purchaser,

         and, save as set out above in accordance with the accounting policies adopted by the Purchaser in the preparation of its last audited accounts and where none of the accounting policies adopted by the Purchaser in the preparation of its accounts are applicable, and no specific policies are set out in paragraph 2.2(a) - (m), calculated in accordance with generally accepted accounting principles in the United Kingdom.

2.3 The Sellers' Representative shall as soon as possible review the Adjustment Statement and, within 15 Business Days of receipt, the Sellers' Representative shall confirm to the Purchaser's Auditors whether or not he agrees with the Adjustment Statement, giving written details of any matters in dispute.

2.4 If the Sellers' Representative confirms his agreement with the Adjustment Statement (either as presented to him or as modified in such manner as he and the Purchaser shall agree) the Adjustment Statement shall be final and binding on the parties to this Agreement.

2.5 If the Sellers' Representative are unable to agree with part or all of the Adjustment Statement, and if such matter remains unresolved for a period of 5 Business Days after the end of the 15 Business Day period set out in paragraph 2.3 above, any matter in dispute may be referred by either the Purchaser or the Sellers' Representative to the Independent Auditors for determination. The Independent Auditors shall act as experts and not as arbitrators.

2.6 The Independent Auditors shall be requested to make and communicate their decision to the Sellers' Representative and the Purchaser within 30 days of appointment and it shall be final and binding on the parties to this Agreement (in the absence of manifest error) for the purposes of this Agreement.

2.7 Following settlement of any such matter which the Sellers shall have disputed (whether settled under paragraph 2.5 above or otherwise by agreement between the Sellers' Representative and the Purchaser), EBITDA for the relevant Adjustment Period shall be finalised in accordance with that settlement and the resulting statement of EBITDA shall be final and binding on the parties to this Agreement.

2.8 The "EBITDA ADJUSTMENT" for the relevant Adjustment Period, shall be equal to 46.7 per cent. of the EBITDA.

2.9 The Sellers and the Purchaser shall give each other, the Sellers' auditors or representatives, the Purchaser's Auditors or the Independent Auditors, as the case may be, full access (upon reasonable notice during Working Hours) to those books of account, documents, files and papers which the requesting party or firm may reasonably require to prepare or review the Adjustment Statement and/or determine whether the Adjustment Statement has been prepared in accordance with the provisions of this Schedule 10.

2.10 The Purchaser and the Sellers shall share the charges of the Independent Auditors equally unless the Independent Auditors shall determine otherwise. The Sellers and the Purchaser shall be liable for any accounting charges incurred by their own respective advisers.

3 The EBITDA Adjustment (if any) for the relevant Adjustment Period (less any sums agreed or determined to be paid by the Sellers pursuant to the Indemnities or the Warranties or the Tax Deed), shall be paid by the Purchaser to the Sellers on the date which falls 10 Business Days after the parties have agreed the EBITDA for the relevant Adjustment Period.

4 Any sums payable by the Purchaser to the Sellers pursuant to this Schedule shall be paid by electronic funds transfer to the Sellers' Solicitors Account and receipt into the Sellers' Solicitors Account of such sums shall constitute a good discharge to the Purchaser in respect of the such payment and the Purchaser shall have no responsibility for the distribution of such sums between the Sellers.

5 In order to maximise the amount of the EBITDA for each of the Adjustment Periods the Sellers and the Purchaser undertake that they shall:

         (a) co-operate to ensure that the Acquired Businesses are promptly and efficiently integrated with the operations of DDi International Limited (together the "Integrated Business")

         (b) not do or fail to do anything the consequence or effect of which act or failure to act would be in any manner materially and adversely to affect the ability of the Integrated Business to carry out its business in substantially the same manner in which such business has previously been conducted; and

         (c) act in good faith to comply in all material respects with the Integrated Business plan.

6 Until the expiry of the Adjustment Periods the Purchaser agrees that the Sellers shall manage the business of the Integrated Business and the Purchaser shall not and shall procure that no member of the Purchaser's Group shall (except as expressly provided to the contrary in this agreement or with the prior consent of the Sellers) take any steps which:

         (a) are inconsistent with the maintenance of the Integrated Business and its businesses as an independent operation;

         (b)      are artificial or prejudicial to the interests of the Sellers;
                  or

         (c) outside the ordinary course of business, may diminish or adversely affect the profits of the Integrated Business.

7 Without any prejudice to the generality of paragraph 6, until the expiry of the Adjustment Periods the Purchaser shall procure (so far as it is within its power to do so) that none of the following shall occur without the prior written consent of the Sellers:

         (a) any change in the nature or scope of the business of, or the goods dealt in or services rendered by the Integrated Business;

         (b) the formation or acquisition of any subsidiary of the Integrated Business;

         (c) the disposal of any material part of the assets or undertaking of the Integrated Business otherwise than in the ordinary and proper course of business, and then only at full open-market value on an arm's length basis (and for the purpose of this sub-paragraph any transfer of any part of the assets or undertaking of the Integrated Business to the Purchaser or any member of the Purchaser's Group shall not be considered to be in the ordinary and proper course of business);

         (d) the entering into of any transaction by the Integrated Business other than on normal arms length commercial terms;

         (e) any transfer to the Integrated Business of any onerous or unprofitable activity, undertaking or obligation of the Purchaser or any member of the Purchaser's Group, or of any third party in return for which the Purchaser or any member of the Purchaser's Group receives a benefit;

         (f) any diversion or redirection of the custom of any major customer or client of the Integrated Business away from the Integrated Business;

         (g) the purchase by the Integrated Business from the Purchaser or any member of the Purchaser's Group of any goods or services at a price higher than a commercial arm's length rate for the goods or services in question;

         (h) the development of any business by the Purchaser or within the Purchaser's Group that competes with the business of any member of the Integrated Business as carried on at Completion or at any time;

         (i) payment of any fees or other emoluments (other than reimbursement of properly incurred expenses) to any director or employee save for those who devote their full time to the Integrated Business; and

         (j) that any employees of the Company or the Subsidiary at the date hereof will not, to the extent that they remain employed by the Purchaser's Group, work for any other member of the Purchaser's Group and will devote their full time and attention to the Integrated Business.

         (k) enter into new insurance arrangements in relation to the Company and the Subsidiary.

EXECUTED AS A DEED             )
by HOWARD NIGEL                )
GOFF                           )
In the presence of             ) Signatory  /s/ HOWARD NIGEL GOFF (AS ATTORNEY)
                                          -------------------------------------
                               )
                               ) Witness    /s/ FIONA PASCALE EYRE
                                          -------------------------------------
                               )

EXECUTED AS A DEED             )
by GEOFFREY PETER              )
HARVEY                         )
In the presence of             ) Signatory  /s/ GEOFFREY PETER HARVEY
                                          -------------------------------------
                               )
                               ) Witness    /s/ FIONA PASCALE EYRE
                                          -------------------------------------
                               )



EXECUTED AS A DEED             )
by HEATHER LOUISE              )
WILLIAMS                       )
In the presence of             ) Signatory  /s/ HOWARD NIGEL GOFF
                                          -------------------------------------
                               )
                               ) Witness    /s/ FIONA PASCALE EYRE
                                          -------------------------------------
                               )



EXECUTED AS A DEED             )
by DDi EUROPE                  )
LIMITED acting by:             ) Director   /s/ DAVID BLAIR
                                          -------------------------------------
                               )
                               ) Secretary  /s/ PAUL FOWLER
                                          -------------------------------------